UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

REALNETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2007 PROXY STATEMENT
INFORMATION CONCERNING PROXY SOLICITATION AND VOTING
PROPOSAL 1 — ELECTION OF DIRECTORS
BOARD OF DIRECTORS
VOTING SECURITIES AND PRINCIPAL HOLDERS
Executive Compensation
PROPOSAL TWO — APPROVAL OF AMENDMENTS TO THE REALNETWORKS, INC. 2005 STOCK INCENTIVE PLAN
PROPOSAL THREE — APPROVAL OF 2007 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FOUR — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
APPENDIX A

RealNetworks, Inc. 2601 Elliott Avenue, Suite 1000, Seattle, WA 98121

May 18, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders to be held at 2:00 p.m. on Monday, June 25, 2007 at the Seattle Marriott Waterfront Hotel, 2100 Alaskan Way, Seattle, Washington.

At the Annual Meeting, the following matters of business will be presented:

(1)	election of three directors;

(2)	approval of amendments to the RealNetworks, Inc. 2005 Stock Incentive Plan, including the authorization of the issuance of a total of 15,000,000 shares of the Company’s Common Stock;

(3)	approval of the RealNetworks, Inc. 2007 Employee Stock Purchase Plan;

(4)	ratification of the appointment of KPMG LLP as RealNetworks, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(5)	transaction of any other business properly presented at the meeting.

Detailed information as to the business to be transacted at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors unanimously recommends a vote “For” each of the foregoing proposals.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be voted. Accordingly, we ask that you vote by telephone or Internet, as described in the accompanying Proxy Statement, or sign and return your proxy card as soon as possible in the envelope provided. You may, of course, attend the Annual Meeting and vote in person even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your support of RealNetworks. We look forward to seeing you at the meeting.

Sincerely,

Robert Glaser
Chief Executive Officer and
Chairman of the Board

RealNetworks, Inc.
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 25, 2007

To the Shareholders of RealNetworks, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RealNetworks, Inc., a Washington corporation, will be held on Monday, June 25, 2007, at 2:00 p.m., local time, at the Seattle Marriott Waterfront Hotel, 2100 Alaskan Way, Seattle, Washington 98121. At the Annual Meeting, the following business matters will be presented:

(1)	election of three Class 1 directors to serve until the 2010 Annual Meeting of Shareholders, or until such directors’ earlier retirement, resignation or removal, or the election of their successors;

(2)	approval of amendments to the RealNetworks, Inc. 2005 Stock Incentive Plan, including the authorization of the issuance of a total of 15,000,000 shares of the Company’s Common Stock;

(3)	approval of the RealNetworks, Inc. 2007 Employee Stock Purchase Plan;

(4)	ratification of the appointment of KPMG LLP as RealNetworks, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(5)	transaction of any other business properly presented at the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

This Proxy Statement is being issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of RealNetworks, Inc. for use at RealNetworks, Inc.’s 2007 Annual Meeting of Shareholders. You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on April 25, 2007. A list of shareholders as of that date will be available at the meeting and for ten days prior to the meeting at the principal executive offices of RealNetworks, Inc. located at 2601 Elliott Avenue, Suite 1000, Seattle, Washington 98121.

BY ORDER OF THE BOARD OF DIRECTORS

Robert Kimball
Senior Vice President, Legal and Business Affairs,
General Counsel and Corporate Secretary

Seattle, Washington
May 18, 2007

YOUR VOTE IS IMPORTANT!

All shareholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the meeting, please vote by telephone or Internet, as described in the accompanying Proxy Statement, or complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may still vote in person if you attend the meeting, even if you have given your proxy. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a proxy card issued in your name.

RealNetworks, Inc.

2007 PROXY STATEMENT

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of RealNetworks, Inc. for use at the Annual Meeting of Shareholders to be held June 25, 2007, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Seattle Marriott Waterfront Hotel, 2100 Alaskan Way, Seattle, Washington 98121.

These proxy solicitation materials and RealNetworks’ Annual Report to Shareholders for the fiscal year ended December 31, 2006, including financial statements, were mailed on or about May 18, 2007, to all shareholders entitled to vote at the Annual Meeting.

Record Date and Quorum

Shareholders of record at the close of business on April 25, 2007, the record date, are entitled to notice of and to vote their shares at the Annual Meeting. At the record date, 154,236,113 shares of RealNetworks’ common stock, $0.001 par value per share, were issued and outstanding. The common stock is listed for trading on the Nasdaq Global Market under the symbol RNWK. The presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting.

How to Vote

Registered shareholders can vote by telephone, by the Internet or by mail, as described below. If you are a beneficial shareholder, please refer to your proxy card or the information forwarded by your broker, bank or other holder of record to see what options are available to you.

Registered shareholders may cast their vote by:

(1)	Signing, dating and promptly mailing the proxy card in the enclosed postage-paid envelope;

(2)	Accessing the Internet web site www.proxyvoting.com/rnwk and following the instructions provided on the Web site; or

(3)	Calling 1-866-540-5760 and voting by following the instructions provided on the phone line.

We encourage you to vote your shares in advance of the Annual Meeting date even if you plan on attending the Annual Meeting.

Vote Required, Abstentions and Broker Non-Votes

Each holder of record of common stock on the record date is entitled to one vote for each share held on all matters to be voted on at the Annual Meeting.

If a quorum is present at the Annual Meeting, the three candidates for director receiving the highest number of affirmative votes will be elected. In an election of directors by plurality vote, abstentions have no effect, since approval by a percentage of the shares present or outstanding is not required. Shareholders are not entitled to cumulate votes for the election of directors.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and constituting a majority of the required quorum, is required for the approval of Proposals 2 and 3.

If a quorum is present at the Annual Meeting, Proposal 4 will be approved if the number of votes cast in favor of this proposal exceeds the number of votes cast against the proposal.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the case of “uninstructed shares,” in their own discretion if permitted by the stock exchange or other organization of which they are members. Certain types of proposals are “non-discretionary,” however, and brokers who have received no instructions from their clients do not have discretion to vote such uninstructed shares on those items. At this year’s meeting, brokers will have discretion to vote uninstructed shares on the election of directors and Proposal 4, but not on Proposals 2 or 3. The failure of a brokerage firm or other intermediary to vote its customers’ shares on the proposal for the election of directors or on Proposal 4 will have no effect on either proposal since approval of each of these proposals is based solely on the number of votes actually cast.

When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. Broker non-votes could affect the outcome of the vote on Proposals 2 and 3.

Shareholders may abstain from voting on the nominees for director and on Proposals 2, 3, and 4. Abstention from voting on the nominees for director and on Proposal 4 will have no effect, since the approval of each matter is based solely on the number of votes actually cast. Abstention from voting on Proposals 2 and 3 will have the same effect as votes against these proposals since the shares represented will be counted as present for the purpose of determining a quorum.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of RealNetworks at RealNetworks’ principal offices as set forth above a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Proxy Solicitation

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by RealNetworks. Proxies will be solicited by mail and may also be solicited by RealNetworks’ directors, officers and other employees, without additional remuneration, in person or by telephone, electronic mail or facsimile transmission. RealNetworks will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. In addition, RealNetworks has retained Innisfree M&A Incorporated to provide proxy solicitation services for a fee of approximately $20,000 plus reimbursement of its reasonable out-of-pocket expenses. Your cooperation in promptly voting your shares and submitting your proxy by telephone, Internet or by completing and returning the enclosed proxy card will help to avoid additional expense.

Shareholder Proposals for 2008 Annual Meeting

An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement and form of proxy prepared in connection with RealNetworks’ 2008 annual meeting of shareholders must deliver a copy of the proposal to the Corporate Secretary of RealNetworks, at the principal executive offices of RealNetworks, no later than January 18, 2008. To be eligible to submit a proposal for inclusion in our proxy statement, a shareholder must have continually been a record or beneficial owner of shares of Common Stock having a market value of at least $2,000 (or representing at least 1% of the shares entitled to vote on the proposal), for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

A shareholder of record who intends to submit a proposal at the 2008 annual meeting of shareholders that is not eligible for inclusion in RealNetworks’ proxy statement must provide written notice to RealNetworks, addressed to the Corporate Secretary at the principal executive offices of RealNetworks, not later than January 18, 2008. The notice must satisfy certain requirements specified in RealNetworks’ Bylaws. A copy of the Bylaws will be sent to any shareholder upon written request to the Corporate Secretary of RealNetworks.

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with RealNetworks’ Board of Directors, or with any individual member of the Board, may do so by sending such communication in writing to the attention of the Corporate Secretary at the address of our principal executive office with a request to forward the same to the intended recipient. Shareholder communications must include confirmation that the sender is a shareholder of RealNetworks. All such communications will be reviewed by RealNetworks’ General Counsel and Corporate Secretary or Chief Financial Officer in order to create an appropriate record of the communication, to assure director privacy, and to determine whether the communication relates to matters that are appropriate for review by RealNetworks’ Board of Directors or by any individual director. Communications will not be forwarded to Board members that (i) are unrelated to RealNetworks’ business, (ii) contain improper commercial solicitations, (iii) contain material that is not appropriate for review by the Board of Directors based upon RealNetworks’ Bylaws and the established practice and procedure of the Board, or (iv) contain other improper or immaterial information.

Householding Information

If you share an address with another shareholder, each shareholder may not receive a separate copy of our Annual Report and proxy materials. Shareholders who do not receive a separate copy of our Annual Report and proxy materials, but would like to receive a separate copy or additional copies, may request these materials by sending an e-mail to investor_relations@real.com, calling 1-206-892-6320 or writing to: Investor Relations, RealNetworks, Inc., 2601 Elliott Avenue, Suite 1000, Seattle, WA 98121.

Shareholders who share an address and receive multiple copies of our Annual Report and proxy materials may also request to receive a single copy by following the instructions above. Current and prospective investors can also access our Form 10-K, proxy statement and other financial information on the Investor Relations section of our web site at www.realnetworks.com/company/investor.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, three Class 1 directors are to be elected to serve until the 2010 annual meeting of shareholders or until their earlier retirement, resignation, removal, or the election of their successors. Eric Benhamou, Edward Bleier and Kalpana Raina are nominees who currently serve as Class 1 directors of RealNetworks and have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors and recommended by the Board of Directors for re-election at the Annual Meeting. The accompanying proxy will be voted FOR the election of Messrs. Benhamou and Bleier and Ms. Raina to the Board of Directors, except where authority to so vote is withheld. The nominees have consented to serve as directors of RealNetworks if elected. If at the time of the Annual Meeting a nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

Nominees for Class 1 Directors

Eric A. Benhamou has been a director of RealNetworks since October 2003. Mr. Benhamou has served as chairman and chief executive officer of Benhamou Global Ventures, LLC, a venture capital company, since

November 2003. Mr. Benhamou also serves as Chairman of the Boards of Directors of 3Com Corporation, Palm, Inc. and Cypress Semiconductor Corporation. He served as Chief Executive Officer of 3Com from 1990 until the end of 2000 and as Chief Executive Officer of Palm, Inc. from October 2001 to October 2003. Mr. Benhamou serves on the boards of Silicon Valley Bancshares and several privately held companies, and is a director of the New America Foundation, a Washington, D.C.-based think tank. Mr. Benhamou also serves on the executive committee of TechNet and of the Computer Science and Telecommunications Board. Mr. Benhamou holds a Master of Science degree from Stanford University School of Engineering and a Diplôme d’Ingénieur from Ecole Nationale Supérieure d’Arts et Métiers, Paris, France. Age 51.

Edward Bleier has been a director of RealNetworks since 1999. Mr. Bleier serves as a director of CKX, Inc., a company engaged in the ownership, development and commercial utilization of entertainment content, and of Blockbuster Inc., a provider of in-home movie and game entertainment. Mr. Bleier is retired from Warner Bros. where he served as President of Pay-TV, Cable and Networks Features. Mr. Bleier serves on the Advisory Board of Drakontas LLC, a security technology company, is Chairman Emeritus of the Center for Communication and the Academy of the Arts Guild Hall, serves as a trustee of the Charles A. Dana Foundation and is a member of the Council on Foreign Relations. In 2003, Mr. Bleier published the New York Times’ bestseller “The Thanksgiving Ceremony.” Mr. Bleier holds a Bachelor of Science Degree from Syracuse University and served in the U.S. Army, specializing in public information. Age 77.

Kalpana Raina has been a director of RealNetworks since 2001. From 1988 to October 2006, Ms. Raina was employed by The Bank of New York, a financial holding company, most recently serving as Executive Vice President in charge of European Country Management and Corporate Banking. Prior to joining The Bank of New York, Ms. Raina was employed in the Media Division of Manufacturers Hanover Trust Company. Ms. Raina serves on the Board of ADITI: Foundation for the Arts in New York City. Ms. Raina holds a B.A. Honors degree from Panjab University, India and an M.A. degree in English Literature from McMaster University. Age 51.

Director Independence

The Board has determined that (i) Messrs. Benhamou and Bleier and Ms. Raina are independent under the Nasdaq listing standards and (ii) all directors not standing for election at the Annual Meeting other than Mr. Glaser are independent under the Nasdaq listing standards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED IN PROPOSAL 1.

BOARD OF DIRECTORS

The business of RealNetworks is managed under the direction of a Board of Directors, which is divided into three classes, each class as nearly equal in number of directors as possible. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of RealNetworks. It is not, however, involved in operating details on a day-to-day basis.

The Board of Directors is composed of seven directors. Eric Benhamou, Edward Bleier and Kalpana Raina are Class 1 directors whose terms expire at the Annual Meeting. James Breyer and Jonathan Klein are Class 2 directors whose terms expire at the annual shareholders meeting in 2008. Robert Glaser and Jeremy Jaech are Class 3 directors whose terms expire at the annual shareholders meeting in 2009. Proxies may not be voted for a greater number of persons than the number of nominees named.

Identification, Evaluation and Qualification of Director Nominees

All Board members are responsible for identifying and submitting candidates for consideration as directors. The name of each candidate must be presented to the Nominating and Corporate Governance Committee with a reasonably detailed statement of his or her qualifications for serving as a director of RealNetworks. The Committee and RealNetworks’ Chief Executive Officer will interview and evaluate candidates that meet the criteria for serving as directors, and the Committee will recommend to the full Board the nominees that best suit the Board’s needs.

Qualifications required of individuals who are considered as board nominees will vary according to the particular areas of expertise being sought as a complement to RealNetworks’ existing board composition at the time of any vacancy. All directors should possess the background, skills, expertise, and commitment necessary to make a significant contribution to RealNetworks. Relevant qualifications for RealNetworks’ directors include: (1) exemplary personal and professional ethics and integrity; (2) the ability to engage in objective, fair and forthright deliberations; (3) operating experience at a policy-making level in business(es) relevant to RealNetworks’ current and future plans; (4) independent judgment; (5) adequate time and personal commitment to provide guidance and insight to management; (6) a commitment to provide long term value to RealNetworks’ shareholders; (7) sophisticated business skills to enable rigorous and creative analysis of complex issues; and (8) understanding and experience in relevant markets, technology, operations, finance or marketing in the context of an assessment of the perceived needs of the Board as determined from time to time.

The Committee will evaluate potential nominees by reviewing qualifications and references, conducting interviews and reviewing such other information as committee members may deem relevant. RealNetworks has not employed consultants to assist in identifying or screening prospective directors in the past; however, the Nominating and Corporate Governance Committee may retain a search firm for this purpose in the future. Once the Nominating and Corporate Governance Committee has approved a candidate, the candidate will be referred to the full Board for review. The Board ultimately makes all nominations for directors to be considered and voted upon at RealNetworks’ annual meetings of shareholders.

Shareholder Nominations and Recommendations for Director Candidates

Shareholder Nominations for Director

Shareholders who wish to nominate one or more candidates for election as directors at an annual meeting of shareholders must give notice of the proposal to nominate such candidate(s) in writing to the Corporate Secretary of RealNetworks not less than 120 days before the first anniversary of the date that RealNetworks’ proxy statement was released to shareholders in connection with the previous year’s annual meeting, or, if the date of the annual meeting at which the shareholder proposes to make such nomination is more than 30 days from the first anniversary of the date of the previous year’s annual meeting, then the shareholder must give notice with a reasonable time before RealNetworks begins to print and mail its proxy materials. The notice must satisfy certain requirements specified in RealNetworks’ Bylaws, a copy of which will be sent to any shareholder upon written request to the Corporate Secretary of RealNetworks. The Nominating and Corporate Governance Committee will evaluate shareholder nominees using the same standards it uses to evaluate other nominees.

Shareholder Recommendations for Director

In addition to the general nomination rights of shareholders, the Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”) will consider Board candidates recommended by qualified shareholders. Shareholders who wish to recommend candidates to serve on the Board of Directors must have continuously held at least 2% of RealNetworks’ outstanding securities for at least 12 months prior to the date of the submission of the recommendation (a “Qualified Shareholder”).

A Qualified Shareholder may recommend a Board candidate for evaluation by the Committee by delivering a written notice to the Committee subject to the requirements set forth below (the “Notice”). The Notice must be received by the Committee not less than 120 days before the first anniversary of the date that RealNetworks’ proxy statement was released to shareholders in connection with the previous year’s annual meeting. Where RealNetworks changes its annual meeting date by more than 30 days from year to year, the Notice must be received by the Committee no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed.

Any Board candidate recommended by a shareholder must be independent of the recommending shareholder in all respects (e.g., free of material personal, professional, financial or business relationships from the proposing shareholder), as determined by the Committee or applicable law. Any Board candidate recommended by a shareholder must also qualify as an “independent director” under applicable Nasdaq rules.

The Notice shall also contain or be accompanied by (i) proof of the required stock ownership (including the required holding period) of the proposing shareholder, (ii) a written statement that the Qualified Shareholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the Board candidate is proposed to be nominated, (iii) the name or names of each shareholder submitting the proposal, the name of the Board candidate, and the written consent of each such shareholder and the Board candidate to be publicly identified, (iv) the recommending shareholder’s business address and contact information, and (v) all other information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.

With respect to the proposed Board candidate, the following information must be provided:

•	name, age, business and residence addresses;

•	principal occupation or employment;

•	number of shares of RealNetworks’ stock beneficially owned (if any);

•	a written resume of personal and professional experiences;

•	a statement from the recommending shareholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected;

•	all other information relating to the proposed Board candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder; and

•	information, documents or affidavits demonstrating to what extent the proposed Board candidate meets the required minimum criteria established by the Committee, and the desirable qualities or skills, described in the RealNetworks policy regarding director nominations.

The Notice must also include a written statement that the recommending shareholder and the proposed Board candidate will make available to the Committee all information reasonably requested in furtherance of the Committee’s evaluation as well as the signature of each proposed Board candidate and of each shareholder submitting the recommendation.

The Notice must be delivered in writing, by registered or certified, first-class mail, postage prepaid, to Chair, Nominating and Corporate Governance Committee, RealNetworks, Inc., c/o Corporate Secretary, 2601 Elliott Avenue, Suite 1000, Seattle, WA 98121.

Continuing Directors — Not Standing for Election This Year

The following individuals are Class 2 directors:

Jonathan D. Klein has been a director of RealNetworks since January 2003. Mr. Klein is a co-founder of Getty Images, Inc., a provider of imagery and related products and services, where he has served as Chief Executive Officer and a director since 1998. Mr. Klein served as Chief Executive Officer and as a director of Getty Communications Limited, the predecessor to Getty Images, Inc., from 1996 to 1998. From 1995 to 1996, Mr. Klein served as the Joint Chairman of Getty Communications Limited. Prior to founding Getty Images, Mr. Klein served as a director of London-based investment bank Hambros Bank Limited, where he led the bank’s media industry group. Mr. Klein also serves on the boards of Getty Investments L.L.C. and The Global Business Coalition on HIV/AIDS. Mr. Klein holds a Master’s Degree from Cambridge University. Age 46.

James W. Breyer has been a director of RealNetworks since 1995. Mr. Breyer has served as a General Partner of Accel Partners in Palo Alto, California since 1990. At Accel Partners, Mr. Breyer has sponsored investments in over 25 companies that have completed public offerings or mergers. Mr. Breyer is currently a director of Wal-Mart Stores, Inc., Marvel Entertainment Inc. and several private companies. Mr. Breyer holds a B.S. from Stanford University and an M.B.A. from Harvard University, where he was named a Baker Scholar. Age 45.

The following individuals are Class 3 directors:

Robert Glaser has served as Chairman of the Board and Chief Executive Officer of RealNetworks since its inception in February 1994. Mr. Glaser’s professional experience also includes ten years of employment with Microsoft Corporation where he focused on the development of new businesses related to the convergence of the computer, consumer electronics and media industries. From May 2004 to October 2006, Mr. Glaser was Chariman of Piquant, LLC, parent company of Air America Radio, which filed for Chapter 11 bankruptcy protection in October 2006. Mr. Glaser holds a B.A. and an M.A. in Economics and a B.S. in Computer Science from Yale University. Age 45.

Jeremy Jaech has been a director of RealNetworks since July 2002. Mr. Jaech has served as Chief Executive Officer of Trumba Corporation, a developer of an event calendaring software-as-a-service for businesses and organizations, since October 2003. Mr. Jaech was a co-founder of Visio Corporation, a developer of business drawing and diagramming software, and served as its President, Chief Executive Officer and Chairman of the Board from 1990 until its acquisition by Microsoft Corporation in 2000. Prior to founding Visio Corporation, Mr. Jaech co-founded Aldus Corporation, a software development company. Mr. Jaech also serves on the Board of Directors of Alibre Incorporated, a private company. Mr. Jaech holds a B.A in Mathematics and an M.S. in Computer Science from the University of Washington. Age 52.

Meetings of the Board

The Board meets on a regularly scheduled basis during the year to review significant developments affecting RealNetworks and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of Directors met nine times during RealNetworks’ fiscal year ended December 31, 2006 and took action by unanimous written consent on one other occasion. No incumbent member attended fewer than 75% of the total number of meetings of the Board of Directors or of any Board committees of which he or she was a member during the fiscal year.

Committees of the Board

Committees of the Board consist of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategic Transactions Committee. All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are “independent” as defined in the rules of the National Association of Securities Dealers, Inc.

Audit Committee.  The Audit Committee, currently composed of Messrs. Benhamou, Bleier and Jaech and Ms. Raina, provides oversight of our accounting and financial reporting, processes and financial statement audits, reviews RealNetworks’ internal accounting procedures and consults with and reviews the services provided by its independent auditors. Prior to April 24, 2007, the Audit Committee was composed of Messrs. Benhamou, Jaech and Klein and Ms. Raina. All of the members of our Audit Committee are financially literate pursuant to Nasdaq rules, and our Board has designated Mr. Benhamou as the Audit Committee Financial Expert, as defined by the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee which can be found on our corporate website at www.realnetworks.com/company/investor under the caption “Corporate Governance.” The Audit Committee met eight times during the fiscal year ended December 31, 2006.

Compensation Committee.  The Compensation Committee, currently composed of Messrs. Benhamou, Breyer and Jaech, reviews and recommends to the Board the compensation and benefits to be provided to the executive officers of RealNetworks and reviews general policy matters relating to employee compensation and benefits. Prior to April 24, 2007, the Compensation Committee was composed of Messrs. Bleier, Breyer and Jaech. The Board of Directors has adopted a written charter for the Compensation Committee which can be found on our corporate website at www.realnetworks.com/company/investor under the caption “Corporate Governance.” The Compensation Committee met nine times during the fiscal year ended December 31, 2006 and took action by unanimous written consent on four other occasions.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is currently composed of Messrs. Bleier and Klein and Ms. Raina. Prior to April 24, 2007, the Nominating and

Corporate Governance Committee was composed of Messrs. Bleier and Breyer and Ms. Raina. The Nominating and Corporate Governance Committee searches for and recommends to the Board potential nominees for Board positions, makes recommendations to the Board regarding size and composition of the Board, and develops and recommends to the Board the governance principles applicable to RealNetworks. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee which can be found on our corporate website at www.realnetworks.com/company/investor under the caption “Corporate Governance.” The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 2006.

Strategic Transactions Committee.  The approval of the Strategic Transactions Committee, which is currently composed of Messrs. Glaser, Breyer, Jaech and Klein, is required before the Board of Directors may:

•	adopt a plan of merger,

•	authorize the sale, lease, exchange or mortgage of (a) assets representing more than 50% of the book value of RealNetworks’ assets prior to the transaction or (b) any other asset or assets on which the long-term business strategy of RealNetworks is substantially dependent,

•	authorize RealNetworks’ voluntary dissolution, or

•	take any action that has the effect of the foregoing clauses.

The Strategic Transactions Committee met one time during the fiscal year ended December 31, 2006.

Policy Regarding Director Attendance at Annual Meetings of Shareholders

It is the policy of RealNetworks that at least one member of its Board of Directors will attend each annual meeting of shareholders, and all directors are encouraged to attend such meetings. RealNetworks will reimburse directors for reasonable expenses incurred in attending annual meetings of shareholders.

Two directors attended the annual meeting of shareholders held on June 5, 2006.

Code of Business Conduct and Ethics

RealNetworks has adopted a Code of Business Conduct and Ethics that applies to all of RealNetworks’ employees, officers and directors. RealNetworks’ Code of Business Conduct and Ethics is publicly available on its website (www.realnetworks.com/company/investor), or can be obtained without charge by written request to RealNetworks’ Corporate Secretary at the address of RealNetworks’ principal executive office. If RealNetworks makes any substantive amendments to this Code of Business Conduct and Ethics, or if the Audit Committee grants any waiver, including any implicit waiver, from a provision of this Code of Business Conduct and Ethics to RealNetworks’ principal executive officer, principal financial officer, principal accounting officer or other persons serving in a similar capacity, RealNetworks will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of the waiver in a report on Form 8-K.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Ownership Information

The following table sets forth, as of April 25, 2007, information regarding beneficial ownership of the Common Stock by (a) each person known to RealNetworks to be the beneficial owner of more than five percent of RealNetworks’ outstanding common stock, (b) each director, (c) RealNetworks’ Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and three other most highly compensated executive officers serving as executive officers at the end of fiscal year 2006, and (d) all of RealNetworks’ executive officers and directors as a group. The individuals referred to in (c) above are referred to throughout this Proxy Statement as the Named Executive Officers. Percentage of beneficial ownership is based on 154,236,113 shares outstanding as of April 25, 2007.

	Number of
	Shares of Common	Percentage of
Name and Address	Stock Beneficially	Common Stock
of Beneficial Owner	Owned(1)	Outstanding

Robert Glaser(2)	52,053,662	33.7%
c/o RealNetworks, Inc. 2601 Elliott Avenue Suite 1000 Seattle, WA 98121
Entities deemed to be affiliated with Barclays Global Investors, NA(3)	8,709,903	5.7
45 Fremont Street San Francisco, CA 94105
Goldman Sachs Asset Management, L.P.(4)	14,408,755	9.4
32 Old Slip New York, NY 10005
Eric A. Benhamou(5)	187,920	*
Edward Bleier(6)	323,000	*
James W. Breyer(7)	577,509	*
Jeremy Jaech(8)	166,303	*
Jonathan D. Klein(9)	202,048	*
Kalpana Raina(10)	277,343	*
Michael Eggers(11)	130,905	*
John Giamatteo(12)	350,000	*
Roy Goodman(13)	25,000	*
Robert Kimball(14)	440,200	*
Daniel Sheeran(15)	182,849	*
All directors and executive officers as a group (16 persons)(16)	55,225,250	35%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “SEC”) and includes shares over which the beneficial owner exercises voting or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 25, 2007 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, and subject to community property laws where applicable, RealNetworks believes, based on information provided by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 1,872,405 shares of Common Stock owned by the Glaser Progress Foundation. Mr. Glaser disclaims beneficial ownership of these shares. Also includes 187,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(3)	Information is based on a Schedule 13G filed jointly with the Securities and Exchange Commission on January 23, 2007 by Barclays Global Investors, NA (“Barclays NA”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited. Barclays NA reported that as of December 31, 2006, it had sole power to vote or direct the vote of 6,650,905 shares of common stock and sole power to dispose of or direct the disposition of 7,059,161 shares of common stock. Barclays Advisors reported that as of December 31, 2006, it had sole power to vote or direct the vote, and sole power to dispose of or direct the disposition of 1,650,742 shares of common stock. Barclays NA and Barclays Advisors reported that its address is 45 Fremont Street, San Francisco, CA 94105.

(4)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007 by Goldman Sachs Asset Management, L.P. (“GSAM LP”). GSAM LP reported that as of December 31, 2006, it beneficially owned an aggregate of 14,408,755 shares of common stock and that its address is 32 Old Slip, New York, NY 10005. GSAM LP, an investment advisor, disclaims beneficial ownership of any securities managed, on GSAM LP’s behalf, by third parties.

(5)	Includes 32,920 shares of common stock owned by the Eric and Illeana Benhamou Living Trust. Also includes 155,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(6)	Includes 315,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(7)	Includes 355,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(8)	Includes 125,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(9)	Includes 190,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(10)	Includes 225,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(11)	Includes 130,013 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(12)	Includes 350,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(13)	Includes 25,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(14)	Includes 440,200 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(15)	Includes 181,750 shares of common stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

(16)	Includes an aggregate of 3,030,088 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 25, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires RealNetworks’ executive officers, directors, and persons who own more than ten percent of a registered class of RealNetworks’ equity securities to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish RealNetworks with copies of all such reports they file. Specific due dates have been established by the SEC, and RealNetworks is required to disclose in this Proxy Statement any failure to file by those dates.

Based solely on its review of the copies of such reports received by RealNetworks, and on written representations by the executive officers and directors of RealNetworks regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, RealNetworks believes that, with respect to its fiscal year ended December 31, 2006, all of the executive officers and directors of RealNetworks, and all of the persons known to RealNetworks to own more than ten percent of the Common Stock, complied with all such reporting requirements.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2006, RealNetworks’ Compensation Committee was composed of Messrs. Bleier, Breyer and Jaech. No executive officer of RealNetworks served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of RealNetworks’ Board of Directors or Compensation Committee. In addition, no interlocking relationship existed between any member of RealNetworks’ Compensation Committee and any member of the compensation committee of any other company.

Change-in-Control Arrangements

RealNetworks 2005 Stock Incentive Plan.  The Compensation Committee of the Board of Directors may determine at the time an award is granted under the 2005 Stock Incentive Plan (the “2005 Plan”) that, upon a “Change of Control” of RealNetworks (as that term may be defined in the agreement evidencing an award), (a) options and stock appreciation rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable or may be cancelled and terminated without payment therefor if the fair market value of one share of RealNetworks’ Common Stock as of the date of the Change of Control is less than the per share option exercise price or stock appreciation right grant price, (b) restrictions and deferral limitations on restricted stock awards lapse and the restricted stock becomes free of all restrictions and limitations and becomes fully vested, (c) performance awards shall be considered to be earned and payable (either in full or pro rata based on the portion of performance period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such performance awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards shall lapse, and such other stock unit awards or such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the agreement evidencing such award.

For purposes of the 2005 Plan, a “Change of Control” shall mean an event described in an agreement evidencing an award or such other event as determined in the sole discretion of the Board. The Compensation Committee may determine that, upon the occurrence of a Change of Control of RealNetworks, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of Common Stock subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such Change of Control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Committee, in its discretion, shall determine.

If in the event of a Change of Control the successor company assumes or substitutes for an option, stock appreciation right, share of restricted stock or other stock unit award, then such outstanding option, stock appreciation right, share of restricted stock or other stock unit award shall not be accelerated as described above. An option, stock appreciation right, share of restricted stock or other stock unit award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each share subject to the option, stock appreciation right, restricted stock award or other stock unit award immediately prior to the Change of Control, the consideration received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction; provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an option, stock appreciation right, restricted stock award or other stock unit award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares in the transaction constituting a Change of Control. Notwithstanding the foregoing, on such terms and conditions as may be set forth in the agreement evidencing an award, in the event of a termination of a participant’s employment in such successor company within a specified time period following such Change in Control, each award held by such participant at the time of the Change in Control shall be accelerated as described above.

RealNetworks 1996 Stock Option Plan, 2000 Stock Option Plan and 2002 Director Stock Option Plan.  Under RealNetworks’ 1996 Stock Option Plan, 2000 Stock Option Plan and 2002 Director Stock Option Plan, as any of such plans have been amended and restated (the “Plans”), each outstanding option issued under the Plans will become exercisable in full in respect of the aggregate number of shares covered thereby in the event of:

•	any merger, consolidation or binding share exchange pursuant to which shares of Common Stock are changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction the same proportionate ownership of the common stock of, and the same voting power with respect to, the surviving corporation;

•	any merger, consolidation or binding share exchange in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction less than a majority of the combined voting power of the outstanding capital stock of RealNetworks ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;

•	any liquidation or dissolution of RealNetworks;

•	any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of RealNetworks; or

•	any transaction (or series of related transactions), consummated without the approval or recommendation of the Board of Directors, in which (i) any person, corporation or other entity (excluding RealNetworks and any employee benefit plan sponsored by RealNetworks) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, or (ii) any person, corporation or other entity (excluding RealNetworks and any employee benefit plan sponsored by RealNetworks) becomes the direct or indirect beneficial owner of securities of RealNetworks representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of RealNetworks ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

Except as otherwise provided in an agreement evidencing an award under the Plans, the administrator of the Plans may, in its discretion, determine that outstanding options issued under the Plans will not become exercisable on an accelerated basis in connection with any of the transactions described above if the RealNetworks Board of Directors or the surviving or acquiring corporation, as the case may be, has taken action to provide for (a) the substitution of outstanding options granted under the Plans for equitable options in the surviving or acquiring corporation, (b) the assumption of such options by the surviving or acquiring corporation, or (c) the cash payment to each holder of an option of such amount as the plan administrator shall determine represents the then value of such options.

Mr. Kimball.  Pursuant to an agreement dated November 30, 2005 between RealNetworks and Robert Kimball (the “Kimball Agreement”), Mr. Kimball was awarded a cash bonus in the aggregate amount of $3.25 million, of which $1.0 million was paid in November 2005, and $375,000 will be paid every six months thereafter through November 2008. If Mr. Kimball resigns his position as a result of the acquisition of RealNetworks by a third party, Mr. Kimball will be entitled to receive all payments under the Kimball Agreement on his last day of employment.

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis discusses the principles underlying our executive compensation program and the important factors relevant to the analysis of the compensation of our executive officers. The individuals who served as our Chief Executive Officer and Chief Financial Officer, as well as the other individuals included in the 2006 Summary Compensation Table on page 21, are referred to as the “Named Executive Officers” in this proxy statement. The group of individuals identified throughout this proxy statement as “executives” or “executive officers” includes the Named Executive Officers.

Overview of Executive Compensation Program

The Compensation Committee of the Board of Directors, which consists of three independent Directors, is responsible for the oversight of our executive compensation program. In establishing executive compensation, the Compensation Committee is guided by the following philosophy and objectives:

•	Attract and retain the best executives. The total compensation for executive officers should be sufficiently competitive with the compensation paid by similarly situated companies in the digital media, technology and other relevant industries and the compensation packages offered by other private and public companies with which we believe we compete for talent.

•	Reward individual performance against the achievement of measurable performance targets. The compensation packages provided to our executive officers should include both cash and stock-based compensation that rewards performance as measured against established annual and strategic goals. These goals will cover both the unit for which the executive is responsible and the company as a whole.

•	Provide pay incentives that align executive compensation with the long-term interests of all of our stakeholders — shareholders, customers and employees. Executive compensation should be designed to motivate executives to build a growing and profitable and sustainable business. This can best be achieved by encouraging our executive officers to conceive, develop and market the best products and services in RealNetworks’ chosen markets and exceed customer expectations.

Role of Executive Officers in Compensation Decisions

The Compensation Committee approves the final determination of compensation for our executive officers. The Board of Directors may provide final approval of compensation arrangements for Rob Glaser, our Chief Executive Officer, and the Compensation Committee may have discussions with Mr. Glaser concerning his own compensation. With respect to executive officers other than Mr. Glaser, the recommendations of Mr. Glaser provide the foundation for determining executive compensation. The Compensation Committee can exercise its discretion in modifying any recommended compensation amounts or awards to executives.

Establishment of Executive Compensation

The executive compensation program is designed to create a strong linkage between total rewards and performance by motivating executives to achieve and exceed the business goals established by RealNetworks as part of its annual planning process. This linkage is achieved through the establishment and maintenance of multiple compensation elements including base salary, performance-based cash incentive compensation, long-term equity incentive compensation, discretionary cash bonus awards and benefits.

Our Human Resources department obtains executive compensation data from outside compensation consultants and salary surveys that reflect a peer group of other technology companies and considers this data in establishing employment offers to and compensation for executive officers. In 2006, management engaged Frederic W. Cook & Co., Inc. to evaluate our compensation practices and provide analysis and advice with respect to the compensation of our executive officers. The Compensation Committee considered recommendations concerning the overall compensation of our executive officers based in part on this analysis, which included compensation data from similarly situated peer companies in the Internet and software industries (the “Compensation Peer Group”). The companies comprising the Compensation Peer Group are:

• Akamai Technologies, Inc.	• DoubleClick Inc.	• Infospace, Inc.	• United Online, Inc.
• Aquantive, Inc.	• Drugstore.com, Inc.	• Macromedia, Inc.	• Vignette Corporation
• Ask Jeeves, Inc.	• FileNet Corporation	• Macrovision Corporation	• WebEx Communications, Inc.
• Avid Technologies, Inc.	• F5 Networks, Inc.	• Napster/Roxio
• CNET Networks, Inc.	• Getty Images, Inc.	• Pinnacle Systems, Inc.

In 2007, the Compensation Committee retained its own consultant, Lyons, Berenson & Co., to provide data and advice with respect to the compensation of our Chief Executive Officer, and may in the future engage this firm or other compensation consultants to provide advice with respect to the compensation of our executive officers. Such data and advice will be utilized for purposes of determining 2007 compensation for our Chief Executive Officer.

The Compensation Committee has generally established cash compensation for our executive officers at approximately the 75th percentile for similar positions at the Compensation Peer Group companies. This range was established utilizing compensation data provided to RealNetworks by Frederic W. Cook & Co., Inc. Variations to this objective may occur after taking into account the experience level of the individual and market factors.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Quantitative methods or mathematical formulas are not used exclusively in setting any element of compensation. In determining each component of compensation, all elements of an executive officer’s total compensation package are considered. The Compensation Committee determines the appropriate level and mix of compensation based on management recommendations and information provided by outside consultants. In 2006, our Human Resources department presented executive compensation proposals to the Chief Executive Officer based on data provided by Frederic W. Cook & Co., Inc., the Radford Executive Survey and market assessments. The Chief Executive Officer presented recommendations to the Compensation Committee based on these proposals.

2006 Executive Compensation

For the fiscal year ended December 31, 2006, the principal components of compensation for our Named Executive Officers were:

•	Base salary;

•	Performance-based cash incentive compensation;

•	Long-term equity incentive compensation;

•	Discretionary cash bonus awards; and

•	Benefits, including severance and change in control benefits.

Base Salary.  We provide Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on position, responsibility, experience and competitive market data. When determining base salaries, the Compensation Committee also takes into consideration other factors including the salaries established for comparable positions in high-growth companies in our industry and geographic region, salaries paid to executives at other companies with which we compete for comparable talent, the historical and comparative compensation levels of our executives and the executive’s performance in the preceding year. Base salaries are adjusted from time to time to recognize various levels of responsibility, individual performance, market conditions and internal equity issues.

At the direction of the Compensation Committee, our Human Resources department obtains executive salary data directly from national and regional executive compensation surveys. Further, the Compensation Committee may also utilize the services of one or more consulting firms to provide additional relevant salary information when appropriate. In 2006, data provided by Frederic W. Cook & Co., Inc. and the Radford Executive Survey were utilized in connection with the establishment of the base salaries of our executive officers.

In 2006, base salary increases were awarded to certain Named Executive Officers in connection with performance, promotion, market factors and/or the assumption of additional responsibilities. Michael Eggers, our Chief Financial Officer, was awarded a salary increase of 33% upon his appointment as Chief Financial Officer and Robert Kimball, our Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary, was awarded a salary increase of 14%.

In April 2007, the Compensation Committee approved base salary increases of approximately 15%, 10%, 5% and 9% for Messrs. Glaser, Eggers, Kimball and Giamatteo, respectively, in connection with annual performance evaluations.

Performance-based Cash Incentive Compensation.  The Compensation Committee has established a formal executive Management-by-Objectives program (the “MBO Program”) with direct financial incentives in the form of annual cash bonuses to promote the achievement of corporate performance goals. This component is designed to provide rewards for semi-annual financial results. Awards under the MBO Program are not automatic and are dependent on the achievement of identified goals and objectives. Notwithstanding the performance of individual executive officers, the Compensation Committee may in its discretion increase or decrease MBO payments if certain factors warrant variation from the formula established under the MBO Program.

Under the 2006 MBO Program, performance is measured by achievement against corporate revenue and operating income targets, with each target bearing equal weight. Cash incentive compensation payments are paid following the completion of each six-month measurement period and are dependent on RealNetworks’ performance against established targets during each six-month measurement period. While performance-based cash incentive compensation for participants in the MBO Program is targeted at 45% of annual base salary, actual payouts can range from 0% to 67.5% of annual base salary, depending on performance. Notwithstanding the Compensation Committee’s discretionary authority to increase or decrease payments under our performance-based cash incentive compensation programs, performance attainment below 80% of target is generally not rewarded.

Messrs. Glaser, Eggers and Kimball participate in a separate discretionary incentive compensation program and were not eligible to participate in the MBO Program in 2006. This separate program is designed to maintain appropriate independence for key control executives such as the Chief Financial Officer and the General Counsel. Roy Goodman, formerly our Chief Financial Officer, is included as a Named Executive Officer due to his position as Chief Financial Officer through February 14, 2006. Mr. Goodman participated in a discretionary incentive compensation program until his resignation as Chief Financial Officer, and was no longer eligible to participate in any of the Company’s cash incentive compensation programs following the first half of 2006.

In 2006, the target cash incentive compensation award for certain executive officers, including Messrs. Eggers, Kimball and Sheeran, and for a portion of the first half of the year, Mr. Goodman, was increased from 30% to 45% of annual base salary based on analysis and advice provided by Frederic W. Cook & Co., Inc. This analysis found that a shortfall in executive compensation existed as a result of below-market target cash incentive compensation programs.

In 2006, the Named Executive Officers earned performance-based cash incentive compensation as follows:

• Mr. Glaser.  In 2006, Mr. Glaser was eligible to earn a target of 100% of his annual base salary in cash incentive compensation based on the achievement of certain financial and operating goals as determined by the Compensation Committee. In March 2007, the Board of Directors approved the payment of an annual cash bonus in the amount of $325,000 to Mr. Glaser in connection with his achievement of certain financial and operating goals for 2006 as approved by the Board of Directors and the Compensation Committee. This represents a cash bonus award equal to 81.25% of Mr. Glaser’s annual base salary. For 2006, half of Mr. Glaser’s bonus was based on the achievement of RealNetworks’ financial objectives, which objectives were achieved at an average level of 67.4% based on performance measured against established targets for the first and second halves of 2006. The remaining half of the bonus was based on Mr. Glaser’s achievement of mutually agreed-upon strategic objectives including (a) strengthening of our senior leadership, (b) leveraging our cash resources to strengthen our business, (c) strengthening the our Technology Products and Solutions business through the acquisition of WiderThan Co., Ltd.,

(d) achieving growth in our Games business, and (e) achieving a substantial total shareholder return in 2006. These objectives were achieved at a level of 95.1% based on performance measured against established targets for the year.

• Mr. Giamatteo.  In 2006, John Giamatteo, our President, Technology Products and Solutions and International Operations, was eligible to earn a target of 100% of his annual base salary in performance-based compensation based on the achievement of established revenue and operating income targets. In the first half of 2006, Mr. Giamatteo earned cash incentive compensation at an achievement level of 104% based on performance measured against established financial targets for the measurement period. In the second half of 2006, Mr. Giamatteo earned cash incentive compensation at an achievement level of 30.7% based on performance measured against established financial targets for the measurement period.

In each of 2007 and 2008, Mr. Giamatteo is eligible to participate in a separate performance-based cash incentive plan under which he is eligible to earn up to $750,000 in each year based on the achievement of revenue targets for our WiderThan Co., Ltd. subsidiary and our Technology Products and Solutions business. Mr. Giamatteo may earn cash incentive compensation under this plan based on target performance ranging from 81% to 100% achievement against established revenue targets, with proportionate payout of awards ranging from 5% to 100% depending on the achievement level.

• Messrs. Eggers, Goodman and Kimball.  In the first half of 2006, Messrs. Eggers and Kimball earned discretionary cash incentive compensation at an achievement level of 104% based on each executive’s individual performance and contributions to the overall performance of RealNetworks during the measurement period. The Compensation Committee determined that these executives contributed equally to the financial success of RealNetworks in the first half of 2006, as compared to the executives who participated in the MBO Program, and therefore should be comparably rewarded. Mr. Goodman’s discretionary cash incentive compensation was based on his individual performance and the assistance he provided during the transition to our new Chief Financial Officer during the first half of 2006. In the second half of 2006, Messrs. Eggers and Kimball earned cash incentive compensation at an achievement level of 90% based on each executive’s individual performance and contributions to the overall performance of RealNetworks during the measurement period. The award earned by Mr. Kimball in the second half of 2006 was proportionately adjusted to reflect a leave of absence. The Compensation Committee determined that the performance of Messrs. Eggers and Kimball in the second half of 2006, including their extraordinary efforts related to the WiderThan acquisition, warranted higher cash incentive awards than the executives who participated in the MBO Program.

• Mr. Sheeran.  In the first half of 2006, Mr. Sheeran earned cash incentive compensation under the MBO Program at an achievement level of 104% based on performance measured against established financial targets for the measurement period. In the second half of 2006, Mr. Sheeran earned cash incentive compensation under the MBO Program at an achievement level of 30.7% based on performance measured against established financial targets for the measurement period.

Long-term Equity Incentive Compensation.  In keeping with RealNetworks’ philosophy of providing a total compensation package that includes at-risk components of pay, long-term incentives consisting of stock option grants and, in certain cases, restricted stock units, comprise a component of the total compensation of the Named Executive Officers. These incentives are designed to motivate and reward executives for maximizing shareholder value and encourage the long-term employment of key employees. When stock options and restricted stock units are granted to executive officers, the executives’ levels of responsibility, experience and breadth of knowledge, individual performance criteria, previous equity awards and the compensation practices at similarly situated companies in RealNetworks’ industry are considered in evaluating total compensation. The size of equity awards is generally intended to reflect an executive’s position with and contributions to RealNetworks, and as a result, the number of shares underlying stock options and restricted stock unit awards varies. Options generally have a four or five year vesting period to encourage key employees to continue in RealNetworks’ employ. Restricted stock units vest in equal increments annually over four years.

Because all of the stock option grants to executive officers have been made with exercise prices equal to the fair market value of our Common Stock on the dates of grant, the stock options have value only if the stock price appreciates from the value on the date the stock options were granted. The use of stock options and restricted stock units is intended to focus executives on the enhancement of shareholder value over the long-term, to encourage equity ownership in RealNetworks and to retain key executive talent.

At its March 2006 meeting, the Compensation Committee granted stock option awards to certain executive officers including Messrs. Eggers, Kimball and Sheeran as part of the annual performance review process based on a combination of factors including performance, carried-interest ownership and competitive market factors. Mr. Glaser received a stock option grant in November 2005, Mr. Giamatteo received stock options grants upon joining RealNetworks in June 2005, and Mr. Goodman resigned his position as Chief Financial Officer in February 2006. Therefore, the Compensation Committee did not grant stock options to Messrs. Glaser, Giamatteo and Goodman in 2006.

At its November 2006 meeting, the Compensation Committee determined that the aggregate outstanding equity awards for three of the Named Executive Officers and certain other executive officers were below the median. The Compensation Committee made its determination following an extensive review of executive equity compensation data provided by Frederic W. Cook & Co., Inc., which included a comparison of our outstanding executive equity awards with the outstanding executive equity awards at companies comprising the Compensation Peer Group (excluding Macromedia, Inc., Pinnacle Systems, Inc., DoubleClick Inc. and Ask Jeeves, Inc., and including Savvis, Inc. and 24/7 RealMedia, Inc.). For the purposes of this equity award analysis, the composition of the Compensation Peer Group changed due to acquisition activity involving certain companies in the Compensation Peer Group. The methodology used in making this determination was based on factors including the median company-wide equity award pool for 2006, the carried-interest ownership by our executive officers and the in-the-money value of outstanding executive equity awards. As a result of this determination, the Compensation Committee approved a second 2006 equity award to certain executive officers, including Messrs. Eggers, Kimball and Sheeran. Each executive officer who received a second equity award in 2006 was given a choice of receiving the award in the form of stock options, or as a combination of stock options (50%) and restricted stock units (50%), which restricted stock units were adjusted based on a ratio of one restricted stock unit for every three stock options.

In 2006, options to purchase a total of 422,500 shares of RealNetworks Common Stock and 37,500 restricted stock units were granted to the Named Executive Officers under the RealNetworks, Inc. 2005 Stock Incentive Plan (the “2005 Plan”). The amount and other details of the long-term equity compensation awards granted to the Named Executive Officers in 2006 are set forth in the “2006 Grants of Plan-Based Awards” table on page 22.

In April 2007, the Compensation Committee granted stock option awards to certain executive officers including Messrs. Glaser, Eggers, Kimball and Sheeran as part of the annual performance review process. Mr. Glaser received a stock option grant for the purchase of up to 500,000 shares of common stock that will vest over four years assuming certain performance criteria are satisfied. Messrs. Eggers and Kimball each received a stock option grant for the purchase of 135,000 shares of common stock, and Mr. Sheeran received a stock option grant for the purchase of 100,000 shares of common stock. The stock options granted to Messrs. Eggers, Kimball and Sheeran will vest in equal increments every six months over a four year period. The exercise price of the stock options granted to Messrs. Glaser, Eggers, Kimball and Sheeran was equal to the closing price of RealNetworks Common Stock on the grant date.

Discretionary Cash Bonus Awards.  In 2005, RealNetworks entered into agreements with Microsoft valued at $761 million to RealNetworks in connection with the settlement of antitrust litigation and agreements relating to digital music and games. The Compensation Committee awarded special cash bonuses to certain executive officers of RealNetworks, including Messrs. Glaser, Kimball and Sheeran, in recognition of their efforts and leadership in resolving the antitrust litigation and establishing a collaborative relationship with Microsoft. The bonuses awarded to Messrs. Glaser, Kimball and Sheeran are subject to deferred payment schedules ranging from one to three years. In connection with the foregoing, the Compensation Committee approved the following discretionary cash bonus awards:

• Mr. Glaser.  Pursuant to an agreement between RealNetworks and Mr. Glaser (the “Glaser Agreement”), Mr. Glaser was awarded a cash bonus in the aggregate amount of $2.9 million, of which $1.45 million was paid to Mr. Glaser in February 2006 and $725,000 was paid to Mr. Glaser in each of July 2006 and January 2007.

• Mr. Kimball.  Pursuant to an agreement between RealNetworks and Mr. Kimball (the “Kimball Agreement”), Mr. Kimball was awarded a cash bonus in the aggregate amount of $3.25 million, of which $1 million was paid to Mr. Kimball in November 2005 and $750,000 was paid to Mr. Kimball in two equal payments of $375,000 in each of May 2006 and November 2006. Pursuant to the Kimball Agreement, Mr. Kimball will receive an additional $375,000 upon the completion of each successive six months of employment with RealNetworks through November 2008. If Mr. Kimball voluntarily terminates his employment with RealNetworks or is involuntarily terminated by RealNetworks for Cause (as defined in the Kimball Agreement) prior to November 2008, he will not be eligible to receive cash payments under the Kimball Agreement that are due after the date he ceases to be employed by RealNetworks. In the case of death or disability, Mr. Kimball or his heirs will receive all remaining payments under the Kimball Agreement within 30 days.

• Mr. Sheeran.  Pursuant to an agreement between RealNetworks and Mr. Sheeran (the “Sheeran Agreement”), Mr. Sheeran was awarded a cash bonus in the aggregate amount of $200,000, of which $70,000 was paid to Mr. Sheeran in November 2005 and $130,000 was paid to Mr. Sheeran in two equal payments of $65,000 in each of May 2006 and November 2006.

In September 2006, we signed a definitive agreement to acquire WiderThan Co., Ltd. In connection with the WiderThan acquisition, the Compensation Committee approved the payment of cash bonus awards to a select team of RealNetworks’ employees and executive officers for their efforts related to the WiderThan acquisition. Pursuant to this special bonus program, the Compensation Committee approved the following discretionary cash bonus awards to the Named Executive Officers:

• Mr. Giamatteo.  Mr. Giamatteo was awarded a cash payment in the amount of $250,000 upon the signing of the WiderThan agreement in September 2005. Mr. Giamatteo was awarded a second cash payment in the amount of $250,000 upon the closing of the WiderThan acquisition in October 2006. In addition, upon the closing of the acquisition, the vesting schedule applicable to the stock options for the purchase of 750,000 shares of our Common Stock granted to Mr. Giamatteo on June 20, 2005 pursuant to our 2005 Plan was accelerated from a seven year vesting schedule to a five year vesting schedule, with the first 30% vesting on December 20, 2006, and an additional 10% vesting each successive six months of completed employment thereafter until the options become fully vested on June 20, 2010.

• Mr. Eggers.  Mr. Eggers was awarded a cash payment of $50,000 upon the signing of the WiderThan agreement.

Benefits.  Benefits are part of a competitive compensation package to attract and retain employees, including executives. Our executive officers are eligible to participate in all of our benefit programs. These programs include medical, dental, vision, group life and disability insurance, a medical reimbursement plan, a transportation subsidy and an employee stock purchase plan that permits employees to purchase RealNetworks stock at a 15% discount from the closing sale price of our Common Stock as reported on the Nasdaq Stock Market on the last trading day of each offering period.

Our employees, including the Named Executive Officers, are also eligible to participate in our 401(k) savings plan, a tax-qualified retirement savings plan pursuant to which all U.S. based employees are able to contribute the lesser of up to 50% of their cash compensation (including base salary, bonuses, commissions and overtime pay) or the limit prescribed by the Internal Revenue Service to the plan on a before-tax basis. RealNetworks will match 50% of the first 3% of pay that is contributed to the 401(k) savings plan. All employee contributions to the 401(k) savings plan are fully vested upon contribution. Matching contributions by RealNetworks become fully vested after three years.

Our executive officers participate in the benefit programs described above on the same basis as our other employees. We may offer other benefits to our employees and executive officers from time to time, including relocation packages and signing bonuses.

Since 2002, the imputed costs associated with the occupancy of vacant office space in our headquarters by the Glaser Progress Foundation, a charitable foundation of which Mr. Glaser is Trustee, and by Mr. Glaser’s personal assistant, have been reported as income to Mr. Glaser. There were no special benefits or perquisites provided to any other Named Executive Officer in 2006.

Severance and Change in Control Benefits.  It is our policy to request our executive officers, excluding Mr. Glaser, to provide a notice period of six months prior to voluntarily terminating their employment with RealNetworks for the purpose of transitioning responsibilities. In the event an executive officer provides six months’ notice prior to voluntarily terminating his or her employment, he or she will receive a severance payment equal to six months of such executive’s annual base salary, even if RealNetworks does not require the continued services of the executive officer for all or part of such six month notice period. In the event an executive officer provides notice of less than six months prior to voluntarily terminating his or her employment, he or she will receive a severance payment equal to the number of months’ notice provided, up to a maximum severance payment equal to six months of the executive’s annual base salary, even if RealNetworks does not require the continued services of the executive officer for all or part of such notice period.

• Mr. Kimball.  In the event Mr. Kimball resigns his position as a result of a material change in his job responsibilities, the relocation of his primary workplace by more than 15 miles, or the acquisition of RealNetworks by a third party, Mr. Kimball will be entitled to receive all payments under the Kimball Agreement on his last day of employment. In the case of death or disability, Mr. Kimball or his heirs will receive all remaining payments under the Kimball agreement within 30 days.

• Mr. Giamatteo.  In the event RealNetworks terminates the employment of Mr. Giamatteo without cause, RealNetworks will provide Mr. Giamatteo with six months’ notice, or it will pay Mr. Giamatteo his then-current base salary in lieu of notice through any remaining portion of the notice period. Additionally, if RealNetworks terminates the employment of Mr. Giamatteo without cause and Mr. Glaser is not RealNetworks’ Chief Executive Officer at the time of such termination, RealNetworks will provide Mr. Giamatteo with an additional six months’ notice or it will pay Mr. Giamatteo his then-current base salary in lieu of notice through any remaining portion of the notice period.

Under our equity incentive plans, if we terminate the employment of a Named Executive Officer for any reason other than for cause, and any of such Named Executive Officer’s outstanding stock options or restricted stock units are not fully vested, the next vesting installment of such stock options or restricted stock units will vest on a pro rata basis for the portion of the year elapsed since the date on which the vesting of the option commenced or the last anniversary thereof, expressed in full months, provided that the Named Executive Officer executes and delivers a settlement agreement and release satisfactory to us on or before the date of such termination. If the employment of a Named Executive Officer terminates due to such executive officer’s death, any stock options or restricted stock units that are unvested as of the date of such executive officer’s death will fully vest on such date and may be exercised by the estate or legal representative of such executive officer for a period of one year following such date.

In addition, our employees and executive officers may be eligible to receive certain benefits with respect to outstanding awards granted under our equity incentive plans in the event of a change in control of RealNetworks. A change in control of a corporation is often accompanied by changes in the corporate culture and job losses due to redundancy, especially at the executive levels. If a change in control of RealNetworks were under consideration, we expect that our executives could be faced with personal uncertainties and distractions about how the transaction may affect their continued employment with us. By granting awards under our equity incentive plans that include change in control benefits before any such transaction is contemplated, we hope to focus our executives’ full attention and dedication to our shareholders’ best interests in the event of a threatened or pending change in control, and to encourage the executive to remain employed by RealNetworks through the completion of any such transaction. The change in control benefits with respect to outstanding awards granted under our equity incentive plans are further described in the section entitled “Change in Control Arrangements” on page 11.

Stock Option Grant Practices.  We do not have any program, plan or obligation that requires the granting of stock options or other equity awards to any executive officer on specified dates. All stock options are granted with exercise prices that are equal to the last sale price of our Common Stock as reported on the Nasdaq Stock Market on the respective date of grant. The Compensation Committee typically grants options to corporate and executive officers at its scheduled meetings or by unanimous written consent. From time to time, the Compensation Committee may authorize the future grant of a stock option to a corporate or executive officer in advance of the commencement of such officer’s employment by RealNetworks. In such a case, the Compensation Committee’s approval of the stock option is subject to the employment of such officer by RealNetworks, and the exercise price of such stock option is equal to the last sale price of our Common Stock as reported on the Nasdaq Stock Market on the respective date of grant, which would be the first day of our employment of such officer. Stock options are typically granted to RealNetworks employees upon hire and in connection with annual performance evaluations. Pursuant to the terms of the 2005 Plan, the Board of Directors has delegated authority to each of our Chief Executive Officer, Chief Financial Officer and General Counsel to grant awards under the Company’s 2005 Plan to employees who are not Directors or officers of RealNetworks. These authorized officers typically approve stock option grants to designated employees who are not officers or Directors of RealNetworks on a weekly basis.

Tax and Accounting Implications

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the federal corporate income tax deduction for compensation paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. The Compensation Committee intends to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of RealNetworks. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that we may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m). Deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Accounting for Stock-Based Compensation.  Beginning on January 1, 2006, RealNetworks began accounting for stock-based compensation in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“FAS 123R”). Under the fair value provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2006 with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and proxy statement relating to the 2007 annual meeting of shareholders.

The Compensation Committee
of the Board of Directors

Jeremy Jaech, Chairman
Edward Bleier
James W. Breyer

2006 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)	($)		($)

Robert Glaser	2006	$400,000	$2,175,000	—	$821,456	$325,000	—	$35,747	(6)	$3,757,203
Chairman of the Board and Chief Executive Officer
Michael Eggers	2006	$224,423	$50,000	$5,738	$158,273	$94,284	—	$2,840	(7)	$535,558
Senior Vice President, Chief Financial Officer and Treasurer
John Giamatteo	2006	$350,000	$500,000	—	$666,581	$235,725	—	$326	(8)	$1,752,632
President, Technology Products and Solutions and International Operations
Roy Goodman	2006	$190,417	—	—	$114,212	$35,100	—	$1,184	(9)	$340,913
Former Chief Financial Officer
Robert Kimball	2006	$225,625	$750,000	$9,451	$147,854	$107,089	—	$5,777	(10)	$1,245,796
Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary
Daniel Sheeran	2006	$310,000	$130,000	—	$349,571	$93,953	—	$1,483	(11)	$885,007
Senior Vice President, Corporate Partnerships and Business Development

(1)	The amount reported in this column for each executive officer represents the dollar amount of base salary paid in 2006. The amount shown for Mr. Kimball represents his annual base salary as adjusted to reflect a leave of absence in 2006.

(2)	The amount reported in this column for each executive officer represents a discretionary cash bonus award. These discretionary cash bonus awards are discussed in further detail under “Compensation Discussion and Analysis” beginning on page 13.

(3)	The amount reported in this column for each executive officer represents the compensation costs for financial reporting purposes for the year under FAS 123R, excluding adjustments relating to estimated forfeitures, rather than an amount paid to or realized by the executive officer for restricted stock units granted in 2006. For a discussion of valuation assumptions, see Note 2, “Stock-Based Compensation,” to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006.

(4)	The amount reported in this column for each executive officer represents the compensation costs for financial reporting purposes for the year under FAS 123R, excluding adjustments relating to estimated forfeitures, rather than an amount paid to or realized by the executive officer for stock options granted in and prior to 2006. For a discussion of valuation assumptions, see Note 2, “Stock-Based Compensation,” to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006.

(5)	The amount reported in this column for each executive officer represents cash incentive compensation which is based on performance in 2006. Mr. Glaser’s cash incentive compensation for 2006 was determined by the Compensation Committee in March 2007 and was paid shortly thereafter. With respect to the named executive officers other than Mr. Glaser, cash incentive compensation was determined by the Compensation Committee in July 2006 with respect to payments for the first half of 2006 and in January 2007 with respect to payments for the second half of 2006, with payments made shortly after each such determination. This performance-based cash compensation is discussed in further detail under “Compensation Discussion and Analysis” beginning on page 13. The estimated possible threshold, target and maximum amounts for these awards are reflected in the “2006 Grants of Plan-Based Awards” table on page 22.

(6)	The amount reported in this column for Mr. Glaser represents (a) perquisites in the amount of $35,387 which reflects costs associated with the occupancy of office space in RealNetworks’ headquarters by the Glaser Progress Foundation, a charitable foundation of which Mr. Glaser is Trustee, and Mr. Glaser’s personal assistant, and (b) a premium in the amount of $360 paid by RealNetworks for life insurance for the benefit of Mr. Glaser. The cost per square foot of occupied space in RealNetworks’ headquarters was multiplied by the square footage of the office space occupied by the Glaser Progress Foundation and Mr. Glaser’s personal assistant to determine the costs associated with the occupancy of such office space.

(7)	The amount reported in this column for Mr. Eggers represents (a) contributions in the amount of $2,625 by RealNetworks to its 401(k) plan for the benefit of Mr. Eggers, and (b) a premium in the amount of $215 paid by RealNetworks for life insurance for the benefit of Mr. Eggers.

(8)	The amount reported in this column for Mr. Giamatteo represents a premium in the amount of $326 paid by RealNetworks for life insurance for the benefit of Mr. Giamatteo.

(9)	The amount reported in this column for Mr. Goodman represents (a) contributions in the amount of $1,012 by RealNetworks to its 401(k) plan for the benefit of Mr. Goodman, and (b) a premium in the amount of $172 paid by RealNetworks for life insurance for the benefit of Mr. Goodman.

(10)	The amount reported in this column represents (a) contributions in the amount of $5,530 by RealNetworks to its 401(k) plan for the benefit of Mr. Kimball, and (b) a premium in the amount of $247 paid by RealNetworks for life insurance for the benefit of Mr. Kimball.

(11)	The amount reported in this column for Mr. Sheeran represents (a) contributions in the amount of $1,181 RealNetworks to its 401(k) plan for the benefit of Mr. Sheeran, and (b) a premium in the amount of $302 paid by RealNetworks for life insurance for the benefit of Mr. Sheeran.

2006 Grants of Plan-Based Awards

									All Other	All Other		Grant
									Stock	Option		Date Fair
									Awards:	Awards:		Value of
			Estimated Possible Payouts			Estimated Possible Payouts			Number of	Number of	Exercise or	Stock
			Under Non-Equity Incentive			Under Equity Incentive Plan			Shares of	Securities	Base Price	and
			Plan Awards(1)			Awards			Stock or	Underlying	of Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	($/sh)	($)(4)

Robert Glaser	—	—	—	$400,000	—	—	—	—	—	—	—	—
Michael Eggers	02/14/06	02/09/06	—	$108,000	—	—	—	—		100,000	$8.53	$376,870
	11/09/06	11/09/06				—	—	—		42,500	$11.38	$217,137
	11/09/06	11/09/06				—	—	—	14,167			$161,220
John Giamatteo	—	—	$4,725	$350,000	$525,000				—	—	—	—
Roy Goodman	—	—	—	$28,125	—	—	—	—	—	—	—	—
Robert Kimball	03/15/06	03/15/06	—	$128,250	—	—	—	—		80,000	$8.27	$293,840
	11/09/06	11/09/06				—	—	—		70,000	$11.38	$357,637
	11/09/06	11/09/06				—	—	—	23,333			$265,530
Daniel Sheeran	11/09/06	11/09/06	$4,185	$139,500	$200,250	—	—	—		130,000	$11.38	$664,183

(1)	The amounts shown represent the threshold, target and maximum amounts of annual performance-based cash incentive compensation that might have been paid to each Named Executive Officer for 2006 performance. Threshold and maximum amounts for Messrs. Glaser, Eggers, Goodman and Kimball as a percentage of base salary are not determinable because the performance-based cash incentive compensation programs applicable to these executives are discretionary. The actual amount paid for 2006 is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 21. These awards are described in further detail under “Compensation Discussion and Analysis” beginning on page 13.

(2)	The amounts shown represent restricted stock unit awards granted pursuant to the RealNetworks, Inc. 2005 Stock Incentive Plan. The restricted stock unit awards vest in equal increments annually over a period of four years. If a Named Executive Officer’s employment terminates for any reason other than death, upon a change of control, or upon the termination of employment by RealNetworks without cause (provided that the Named Executive Officer delivers a settlement agreement and release upon such termination), the unvested portion of the restricted stock units will not vest and all rights to the unvested portion will terminate. The restricted stock units are described in further detail under “Compensation Discussion and Analysis” beginning on page 13 and in the “Outstanding Equity Awards at December 31, 2006” table on page 24.

(3)	The amounts shown represent stock options granted pursuant to the RealNetworks, Inc. 2005 Stock Incentive Plan. The stock options vest over a period of four years and expire seven years after the date of grant. The exercise price of the stock options is equal to the fair market value of RealNetworks’ Common Stock on the date of grant. If an executive officer terminates for any reason other than death, upon a change of control, or upon the termination of employment by RealNetworks without cause (provided that the Named Executive Officer delivers a settlement agreement and release upon such termination), the unvested portion of the stock options will not vest and all rights to the unvested portion will terminate. The stock options are described in further detail under “Compensation Discussion and Analysis” beginning on page 13 and in the “Outstanding Equity Awards at December 31, 2006” table on page 24.

(4)	The amount reported in this column for each executive officer represents the compensation costs for financial reporting purposes under FAS 123R, excluding adjustments relating to estimated forfeitures, rather than an amount paid to or realized by the executive officer. For a discussion of valuation assumptions, see Note 2, “Stock-Based Compensation,” to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of RealNetworks common stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following the exercise of the option do not include the option exercise price.

Outstanding Equity Awards at December 31, 2006

	Option Awards						Stock Awards
												Equity
												Incentive
				Equity							Equity	Plan
				Incentive							Incentive	Awards:
				Plan							Plan	Market or
				Awards:					Market		Awards:	Payout
	Number of	Number of		Number of					Value of		Number of	Value of
	Securities	Securities		Securities			Number of		Shares or		Unearned	Unearned
	Underlying	Underlying		Underlying			Shares or		Units of		Shares, Units	Shares, Units
	Unexercised	Unexercised		Unexercised	Option		Units of		Stock That		or Other	or Other
	Options	Options		Unearned	Exercise		Stock That		Have Not		Rights That	Rights That
	(#)	(#)		Options	Price	Option Expiration	Have Not		Vested		Have Not	Have Not
Name	Exercisable	Unexercisable		(#)	($)	Date	Vested (#)		($)		Vested (#)	Vested ($)

Robert Glaser	125,000	375,000	(1)	—	$8.00	11/04/12
Michael Eggers	—	5,000	(2)	—	$3.76	08/05/22
	15,000	10,000	(3)	—	$6.12	07/24/23
	15,000	15,000	(4)	—	$6.63	10/03/23
	4,000	10,000	(5)	—	$5.75	02/11/24
	16,000	24,000	(6)	—	$5.84	01/18/25
	35,000	—		—	$7.22	08/31/21
	700	—		—	$7.22	08/31/21
	12,500	87,500	(7)	—	$8.53	02/14/13
	—	42,500	(8)	—	$11.38	11/09/13	14,167	(9)	$154,987	(10)	—	—
John Giamatteo	225,000	525,000	(11)	—	$5.07	06/20/12
	50,000	—		—	$5.07	06/20/12
Roy Goodman	—	100,000	(12)	—	$6.63	10/03/23
Robert Kimball	5,000	5,000	(13)	—	$3.76	08/05/22
	10,000	30,000	(14)	—	$3.23	01/27/23
	35,000	15,000	(15)	—	$6.12	07/24/23
	20,000	30,000	(16)	—	$5.84	01/18/25
	61,450	—		—	$5.94	10/12/21
	200,000	—		—	$7.22	08/31/21
	15,000	—		—	$7.22	08/31/21
	40,000	—		—	$7.22	08/31/21
	10,000	70,000	(17)	—	$8.27	03/15/13
	—	70,000	(8)	—	$11.38	11/09/13	23,333	(9)	$255,263	(10)	—	—
Daniel Sheeran	—	60,000	(18)	—	$4.86	07/21/12
	—	5,000	(19)	—	$3.76	08/05/22
	—	15,000	(20)	—	$4.98	04/22/23
	70,000	30,000	(21)	—	$6.12	07/24/23
	6,000	14,000	(22)	—	$6.22	04/21/25
	20,000	—		—	$5.94	10/12/21
	25,000	75,000	(23)	—	$8.00	11/04/12
	—	130,000	(8)	—	$11.38	11/09/13

(1)	The options vest and become exercisable as to 12.5% of the total grant on February 1, 2006 and upon the completion of each successive six months of employment until the options become fully vested and exercisable on August 1, 2009, subject to the recipient’s continued employment with RealNetworks.

(2)	The options vest and become exercisable as to 10% of the total grant on November 1, 2002 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence. The options will become fully vested and exercisable on August 16, 2007, subject to the recipient’s continued employment with RealNetworks.

(3)	The options vest and become exercisable as to 10% of the total grant on November 1, 2003 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence. The options will become fully vested and exercisable on August 16, 2008, subject to the recipient’s continued employment with RealNetworks.

(4)	The options vest and become exercisable as to 10% of the total grant on March 29, 2004 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence. The options will become fully vested and exercisable on January 14, 2009, subject to the recipient’s continued employment with RealNetworks.

(5)	The options vest and become exercisable as to 10% of the total grant on August 11, 2004 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence. The options will become fully vested and exercisable on May 29, 2009, subject to the recipient’s continued employment with RealNetworks.

(6)	The options vest and become exercisable as to 10% of the total grant on February 1, 2005 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence. The options will become fully vested and exercisable on November 19, 2009, subject to the recipient’s continued employment with RealNetworks.

(7)	The options vest and become exercisable as to 12.5% of the total grant on August 14, 2006 and upon the completion of each successive six months of employment until the options become fully vested and exercisable on February 14, 2010, subject to the recipient’s continued employment with RealNetworks.

(8)	The options vest and become exercisable as to 12.5% of the total grant on May 9, 2007 and upon the completion of each successive six months of employment until the options become fully vested and exercisable on November 9, 2010, subject to the recipient’s continued employment with RealNetworks.

(9)	Represents restricted stock unit awards that vest in four substantially equal installments on each of November 9, 2007, November 9, 2008, November 9, 2009 and November 9, 2010, subject to the recipient remaining employed by RealNetworks.

(10)	Represents the closing price of a share of our common stock on December 29, 2006 ($10.94) multiplied by the number of shares or units that have not vested.

(11)	The options vest and become exercisable as to 30% of the total grant on December 20, 2006, and an additional 10% of the options will vest and become exercisable upon the completion of each successive six months of employment until the options become fully vested on June 20, 2010, subject to the recipient remaining employed by RealNetworks.

(12)	The options vest and become exercisable as to 30% of the total grant on March 29, 2005, and an additional 10% of the grant will vest and become exercisable upon the completion of each successive six months of employment until the options become fully vested and exercisable on September 29, 2008, subject to the recipient’s continued employment with RealNetworks.

(13)	The options vest and become exercisable as to 10% of the total grant on November 1, 2002 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence. The options will become fully vested and exercisable on June 16, 2007, subject to the recipient’s continued employment with RealNetworks.

(14)	The options vest and become exercisable as to 10% of the total grant on July 27, 2003 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence. The options will become fully vested and exercisable on March 13, 2008, subject to the recipient’s continued employment with RealNetworks.

(15)	The options vest and become exercisable as to 10% of the total grant on November 1, 2003 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence. The options will become fully vested and exercisable on June 16, 2008, subject to the recipient’s continued employment with RealNetworks.

(16)	The options vest and become exercisable as to 10% of the total grant on February 1, 2005 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence. The options will become fully vested and exercisable on September 16, 2009, subject to the recipient’s continued employment with RealNetworks.

(17)	The options vest and become exercisable as to 12.5% of the total grant on July 1,2006 and upon the completion of each successive six months of employment, with vesting adjusted in connection with a leave of absence.

The options will become fully vested and exercisable on February 16, 2010, subject to the recipient’s continued employment with RealNetworks.

(18)	The options vest and become exercisable as to 12.5% of the total grant on January 21, 2006 and upon the completion of each successive six months of employment until the options become fully vested and exercisable on July 21, 2009, subject to the recipient’s continued employment with RealNetworks.

(19)	The options vest and become exercisable as to 10% of the total grant on November 1, 2002 and upon the completion of each successive six months of employment until the options become fully vested and exercisable on May 1, 2007, subject to the recipient’s continued employment with RealNetworks.

(20)	The options vest and become exercisable as to 10% of the total grant on August 1, 2003 and upon the completion of each successive six months of employment until the options become fully vested and exercisable on February 1, 2008, subject to the recipient’s continued employment with RealNetworks

(21)	The options vest and become exercisable as to 10% of the total grant on November 1, 2003 and upon the completion of each successive six months of employment until the options become fully vested and exercisable on May 1, 2008, subject to the recipient’s continued employment with RealNetworks.

(22)	The options vest and become exercisable as to 10% of the total grant on October 21, 2005 and upon the completion of each successive six months of employment until the options become fully vested and exercisable on April 21, 2010, subject to the recipient’s continued employment with RealNetworks.

(23)	The options vest and become exercisable as to 12.5% of the total grant on May 4, 2006 and upon the completion of each successive six months of employment until the options become fully vested and exercisable on November 4, 2009, subject to the recipient’s continued employment with RealNetworks.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)

Robert Glaser	—	—	—	—
Michael Eggers	61,900	285,442	—	—
John Giamatteo	—	—	—	—
Roy Goodman	150,000	552,100	—	—
Robert Kimball	100,000	660,100	—	—
Daniel Sheeran	180,000	1,026,300	—	—

(1)	Represents the aggregate price at which the shares acquired upon exercise of the stock options were sold net of the exercise price associated with acquiring the shares.

2006 Director Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
	Fees Earned or			Option	Incentive Plan	Compensation	All Other
	Paid in Cash		Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)		($)	($)(1)	($)	($)	($)	($)

Eric Benhamou(2)	$48,000		—	200,249	—	—	—	248,249
Edward Bleier(3)	$39,000		—	191,202	—	—	—	230,202
James Breyer	$38,000	(4)	—	191,202	—	—	—	229,202
Robert Glaser(5)	—		—	—	—	—	—	—
Jeremy Jaech(6)	$48,000	(7)	—	191,202	—	—	—	239,202
Jonathan Klein(8)	$35,000	(9)	—	191,775	—	—	—	226,775
Kalpana Raina	$34,000		—	191,202	—	—	—	225,202

(1)	The amount reported in this column for each director represents the compensation costs for financial reporting purposes for 2006 under FAS 123R, excluding adjustments relating to estimated forfeitures, rather than an amount paid to or realized by the director, for outstanding stock options granted in and prior to 2006. The full FAS 123R grant date fair value of the equity award granted in 2006 to each of Messrs. Benhamou, Bleier, Breyer, Jaech, Klein and Ms. Raina is $194,216. For a discussion of valuation assumptions, see Note 2, “Stock-Based Compensation,” to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006.

The aggregate number of shares subject to outstanding stock options as of December 31, 2006 for each of the above-named directors, other than Mr. Glaser, is as follows: Mr. Benhamou — 155,000; Mr. Bleier — 315,000, Mr. Breyer — 355,000; Mr. Jaech — 125,000; Mr. Klein — 190,000; Ms. Raina — 225,000.

(2)	Audit Committee Chair.

(3)	Nominating and Corporate Governance Committee Chair prior to April 24, 2007.

(4)	Represents the value of shares of RealNetworks Common Stock issued to Mr. Breyer in lieu of director fees earned in fiscal year 2006. Mr. Breyer elected to receive 100% of his fiscal year 2006 director fees in shares of RealNetworks Common Stock. In 2006, Mr. Breyer received (a) 1,515 shares valued at $12,499 as compensation for Board service in the first quarter of 2006, (b) 794 shares valued at $8,496 as compensation for Board service in the second quarter of 2006, (c) 754 shares valued at $8,000 as compensation for Board service in the third quarter of 2006, and (d) 822 shares valued at $8,993 as compensation for Board service in the fourth quarter of 2006. Mr. Breyer received cash in lieu of the issuance of any fractional shares.

(5)	See “2006 Summary Compensation Table” for Mr. Glaser’s compensation for services provided as Chief Executive Officer. Mr. Glaser does not receive additional compensation for his service as a member of the Board of Directors.

(6)	Compensation Committee Chair.

(7)	Represents the value of shares of RealNetworks Common Stock issued to Mr. Jaech in lieu of director fees earned in fiscal year 2006. Mr. Jaech elected to receive 50% of his fiscal year 2006 director fees in shares of RealNetworks Common Stock. In 2006, Mr. Jaech received (a) 787 shares valued at $6,493 as compensation for Board service in the first quarter of 2006, (b) 373 shares valued at $3,991 as compensation for Board service in the second quarter of 2006, (c) 636 shares valued at $6,748 as compensation for Board service in the third quarter of 2006, and (d) 617 shares valued at $6,750 as compensation for Board service in the fourth quarter of 2006. Mr. Jaech received cash in lieu of the issuance of any fractional shares.

(8)	Nominating and Corporate Governance Committee Chair effective April 24, 2007.

(9)	Represents the value of shares of RealNetworks Common Stock issued to Mr. Klein in lieu of director fees earned in fiscal year 2006. Mr. Klein elected receive 100% of his fiscal year 2006 director fees in shares of RealNetworks Common Stock. In 2006, Mr. Klein received (a) 1,212 shares valued at $10,000 as compensation for Board service in the first quarter of 2006, (b) 654 shares valued at $6,998 as compensation for Board service in the second quarter of 2006, (c) 942 shares valued at $9,995 as compensation for Board service in the third quarter of 2006, and (d) 731 shares valued at $7,997 as compensation for Board service in the fourth quarter of 2006. Mr. Klein received cash in lieu of the issuance of any fractional shares.

Compensation of Directors

Each director who is not an employee of RealNetworks (an “Outside Director”) is paid $5,000 per quarter for his or her services as a director. Outside Directors are also paid (i) $1,000 for participation in each meeting of the Board, (ii) $1,000 for participation in each meeting of a Board committee, and (iii) $3,000 per quarter for serving as chairperson of the Audit Committee, $1,500 per quarter for serving as chairperson of the Compensation Committee and $750 per quarter for serving as chairperson of the Nominating and Corporate Governance Committee. Directors are also reimbursed for their reasonable expenses incurred in attending Board of Directors or Committee meetings.

Pursuant to the RealNetworks, Inc. Director Compensation Stock Plan (the “Director Plan”), an Outside Director may make an irrevocable election prior to the commencement of each plan year to receive all or a portion of the cash compensation payable to such Outside Director for the coming year in shares of RealNetworks common stock. The number of shares issued to an Outside Director who has elected to receive all or a portion of his or her compensation in shares of RealNetworks common stock is determined by dividing the total fees to be paid in shares of RealNetworks common stock during a fiscal quarter, as elected by an Outside Director, by the fair market value of a share of RealNetworks common stock on the last trading day of such fiscal quarter. The Board has approved the termination of the Director Plan, subject to and upon shareholder approval of amendments to the RealNetworks, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) at the Annual Meeting. Upon the termination of the Director Plan, the 314,957 shares that remain available for issuance under the Director Plan as of the date of this proxy statement will become available for awards to be granted under the 2005 Plan. Subject to shareholder approval of amendments to the 2005 Plan at the Annual Meeting, Outside Directors may elect to receive all or a portion of their quarterly compensation in shares of RealNetworks common stock pursuant to the 2005 Plan.

Outside Directors also receive stock options under the 2005 Plan. On the date an Outside Director is first appointed or elected to serve on the Board, he or she will be granted nonqualified stock options to purchase 45,000 shares of RealNetworks common stock that will become fully vested on the first anniversary of the grant date. Each Outside Director will also be granted nonqualified stock options to purchase 45,000 shares of RealNetworks common stock three business days following the date of each annual meeting of shareholders, provided that each such Outside Director has served on the Board for the preceding twelve months. These options will become fully vested on the first anniversary of the grant date.

Each option granted under the 2005 Plan has a maximum term of seven years and an exercise price equal to the fair market value of the shares subject to the option on the date of grant. If an optionee’s service on the Board of Directors is terminated due to his or her death, his or her outstanding options will immediately vest in full.

On June 8, 2006, Messrs. Benhamou, Bleier, Breyer, Jaech, Klein and Ms. Raina were each granted an option to purchase 45,000 shares of Common Stock at an exercise price of $9.49 per share, and 100% of the shares subject to such options will vest on June 8, 2007.

2006 Potential Payments Upon Termination of Employment or Change-in-Control

The following table reflects the amount of compensation that would have been payable to each of the Named Executive Officers in the event of the termination of such executive’s employment under certain circumstances, assuming that (1) the triggering event took place on December 29, 2006, the last business day of the 2006 fiscal year, and (2) the price per share of RealNetworks’ common stock was $10.94, which was the closing market price on December 29, 2006.

		Before Change in	After Change in
		Control	Control
		Termination	Termination
		Without Cause or	Without Cause or	Voluntary			Change in
Name	Benefit	for Good Reason	for Good Reason(1)	Termination	Death	Disability	Control(2)

Robert Glaser	Severance	—	—	—	—	—	—
	Bonus	$1,050,000	$1,050,000	$325,000	$1,050,000	$1,050,000	$1,050,000
	Stock Option Vesting Acceleration	$122,501	$1,102,500	—	$1,102,500	—	$1,102,500
Michael Eggers	Severance	—	—	$120,000	—	—	—
	Bonus	$43,740	$43,740	$43,740	$43,740	$43,740	$43,740
	Stock Option and Restricted Stock Unit Vesting Acceleration	$59,219	$401,771	—	$706,862	—	$706,862
John Giamatteo	Severance	$175,000	$175,000	$175,000	—	—	—
	Bonus	$53,725	$53,725	$53,725	$53,725	$53,725	$53,725
	Stock Option Vesting Acceleration	—	$3,081,750	—	$3,081,750	—	$3,081,750
Roy Goodman	Severance	—	—	—	—	—	—
	Bonus	—	—	—	—	—	—
	Stock Option Vesting Acceleration	$53,875	$53,875	—	$431,000	—	$431,000
Robert Kimball	Severance	—	—	$142,500	—	—	—
	Bonus	$1,540,399	$1,540,399	$40,399	$1,540,399	$1,540,399	$1,540,399
	Stock Option and Restricted Stock Unit Vesting Acceleration	$69,967	$493,463	—	$934,663	—	$934,663
Daniel Sheeran	Severance	—	—	$155,000	—	—	—
	Bonus	$21,413	$21,413	$21,413	$21,413	$21,413	$21,413
	Stock Option
	Vesting Acceleration	$93,818	$622,329	—	$921,280	—	$921,280

(1)	Assumes outstanding options and restricted stock units are substituted or assumed by a successor entity upon a change of control, and that acceleration of vesting occurs upon the termination of the employment of the Named Executive Officer.

(2)	Assumes outstanding options and restricted stock units are not substituted or assumed by a successor entity upon a change of control, and that vesting of outstanding awards is fully accelerated upon a change of control.

Severance Payments

It is the policy of RealNetworks to request the Named Executive Officers, excluding Messrs. Glaser and Goodman, to provide a notice period of six months prior to voluntarily terminating their employment with RealNetworks for the purpose of transitioning responsibilities. In the event a Named Executive Officer provides six months’ notice prior to voluntarily terminating his employment, he will receive a severance payment equal to six months of such executive’s annual base salary, even if RealNetworks does not require the continued services of the Named Executive Officer for all or part of such six month notice period. In the event a Named Executive Officer provides notice of less than six months prior to voluntarily terminating his employment, he will receive a severance payment equal to the number of months’ notice provided, up to a maximum severance payment equal to six months of the executive’s annual base salary, even if RealNetworks does not require the continued services of the Named Executive Officer for all or part of such notice period. Severance amounts shown in the above table under the caption “Voluntary Termination” assume that each Named Executive Officer, other than Messrs. Glaser and Goodman, has provided six months’ notice prior to voluntarily terminating his employment on December 29, 2006.

•	Mr. Giamatteo. In the event RealNetworks terminates the employment of Mr. Giamatteo without cause, RealNetworks will provide Mr. Giamatteo with six months’ notice, or it will pay Mr. Giamatteo his then-current base salary in lieu of notice through any remaining portion of the notice period. Additionally, if RealNetworks terminates the employment of Mr. Giamatteo without cause and Mr. Glaser is not RealNetworks’ Chief Executive Officer at the time of such termination, RealNetworks will provide Mr. Giamatteo with an additional six months’ notice or it will pay Mr. Giamatteo his then-current base salary in lieu of notice through any remaining portion of the notice period. Amounts shown in the above table for Mr. Giamatteo under the captions “Before Change in Control — Termination Without Cause or for Good Reason” and “After Change in Control — Termination Without Cause or for Good Reason” assume that RealNetworks has provided Mr. Giamatteo with six months’ notice prior to terminating the employment of Mr. Giamatteo without cause on December 29, 2006, and that Mr. Glaser is serving as the Chief Executive Officer of RealNetworks on such date.

Bonus Payments

If the employment of a Named Executive Officer had terminated on December 29, 2006 under any of the circumstances described in the above table, each Named Executive Officer would have been entitled to receive the portion of the performance-based cash incentive compensation earned by such Named Executive Officer in 2006 but not paid as of December 29, 2006. In addition, Messrs. Glaser and Kimball would have been entitled to receive discretionary cash bonus payments as follows:

•	Mr. Glaser. If Mr. Glaser had resigned his position on December 29, 2006 as a result of a material change in his job responsibilities, the relocation of his primary workplace by more than 15 miles, or the acquisition of RealNetworks by a third party, he would have been entitled to receive the final payment of $725,000 under the Glaser Agreement on his last day of employment. In the case of death or disability, Mr. Glaser or his heirs would have been entitled to receive all remaining payments under the Glaser agreement within 30 days.

•	Mr. Kimball. If Mr. Kimball had resigned his position as a result of a material change in his job responsibilities, the relocation of his primary workplace by more than 15 miles, or the acquisition of RealNetworks by a third party, he would have been entitled to receive remaining payments in the aggregate amount of $1,500,000 under the Kimball Agreement on his last day of employment. In the case of death or disability, Mr. Kimball or his heirs would have been entitled to receive all remaining payments under the Kimball agreement within 30 days.

Acceleration of Vesting of Equity Awards

Termination by RealNetworks Other than for Cause.  If RealNetworks terminates the employment of a Named Executive Officer for any reason other than for cause, and any of such Named Executive Officer’s outstanding stock options or restricted stock units are not fully vested, the next vesting installment of such stock options or restricted stock units will vest on a pro rata basis for the portion of the year elapsed since the date on which the vesting of the option commenced or the last anniversary thereof, expressed in full months, provided that the Named Executive Officer executes and delivers a settlement agreement and release satisfactory to RealNetworks on or before the date of such termination.

Death of Executive Officer.  If the employment of a Named Executive Officer terminates due to such executive officer’s death, any stock options or restricted stock units that are unvested as of the date of such executive officer’s death will fully vest on such date and may be exercised by the estate or legal representative of such executive officer for a period of one year following such date, but not later than the expiration date of such stock options or restricted stock units.

Change in Control.  If stock options or restricted stock units granted to a Named Executive Officer under the RealNetworks, Inc. 2005 Stock Incentive Plan are continued, assumed, converted or substituted for on substantially the same terms and conditions immediately following a change in control and within 24 months after such change in control the executive officer’s employment is terminated by RealNetworks or its successor without cause or by the executive officer for good reason, all of the shares subject to the stock options or restricted stock units will be vested immediately, and such stock options may be exercised at any time within 24 months following such termination, but not later than the expiration date of the stock options. In addition, if such stock options or restricted stock units are not continued, assumed, converted or substituted for immediately following the change in control, all of the shares subject to the stock options or restricted stock units will vest immediately upon the change in control, and such stock options may be exercised at any time within 12 months thereafter.

In addition, stock options granted to a Named Executive Officer under the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated, and the RealNetworks, Inc. 2000 Stock Option Plan, as amended (the “Plans”) will become exercisable in full in respect of the aggregate number of shares covered thereby in the event of a change of control of RealNetworks as further described in this proxy statement under the caption “Change of Control Arrangements.” The administrator of the Plans may, in its discretion, determine that outstanding options issued under the Plans will not become exercisable on an accelerated basis in connection with a change of control if the Board of Directors of RealNetworks or the surviving or acquiring corporation, as the case may be, has taken action to provide for (a) the substitution of outstanding options granted under the Plans for equitable options in the surviving or acquiring corporation, (b) the assumption of such options by the surviving or acquiring corporation, or (c) the cash payment to each holder of an option of such amount as the plan administrator shall determine represents the then value of such options.

Policies and Procedures With Respect to Related Person Transactions

It is the policy of RealNetworks not to enter into any related person transaction unless the Audit Committee of the Board of Directors reviews and approves such transaction in accordance with guidelines set forth in the RealNetworks, Inc. Policy Regarding Related Party Transactions, or the transaction is approved by a majority of RealNetworks’ disinterested directors. In reviewing and approving any related person transaction, the Audit Committee will satisfy itself that it has been fully informed as to the related person’s relationship and interest including all material facts of the proposed transaction, and determine that the transaction is fair to the Company.

All related person transactions of which RealNetworks management is aware will be disclosed to the Audit Committee. At least annually, RealNetworks management will elicit information from RealNetworks’ executive officers and directors as to existing and potential related person transactions, and will seek to obtain such information from 5% shareholders who do not file reports with the SEC on Schedule 13G. An executive officer or director will promptly inform the Chairman of the Audit Committee when the officer or director becomes aware of a potential related person transaction in which the officer or director would be a related person.

Certain Relationships and Related Transactions

Under a voting agreement (the “Voting Agreement”) entered into in September 1997 among RealNetworks, Accel IV, L.P. (“Accel IV”), Mitchell Kapor, Bruce Jacobsen and Robert Glaser, each of Accel IV and Messrs. Jacobsen and Kapor have agreed to vote all shares of stock of RealNetworks owned by them to elect Mr. Glaser to the Board of Directors of RealNetworks in each election in which he is a nominee. The obligations under the Voting Agreement terminate with respect to shares transferred by the parties to the Voting Agreement when such shares are transferred. The Voting Agreement terminates on the death of Mr. Glaser.

Pursuant to the terms of an agreement entered into in September 1997 among RealNetworks and Mr. Glaser, RealNetworks has agreed to use its best efforts to nominate, elect and not remove Mr. Glaser from the Board of Directors so long as Mr. Glaser owns a specified number of shares of Common Stock.

In October 2006, Piquant, LLC, a Delaware limited liability company and parent company of Air America Radio, filed for Chapter 11 bankruptcy protection. Rob Glaser was Chairman of Piquant, LLC from May 2004 until his resignation in October 2006 and is named as a creditor in Piquant, LLC’s bankruptcy filing. RealNetworks provides streaming media hosting services to Air America Radio. Between January 1, 2006 and December 31, 2006, RealNetworks provided streaming media hosting services to Air America Radio valued at $251,400, for which it received payments in the aggregate amount $104,540 in 2006. RealNetworks has written off $85,100 in 2006 as uncollectible. In March 2007, Piquant, LLC completed the sale of its Air America Radio network to a third party. RealNetworks continues to provide streaming media hosting services to Air America Radio.

PROPOSAL TWO — APPROVAL OF AMENDMENTS TO THE
REALNETWORKS, INC. 2005 STOCK INCENTIVE PLAN

The Board of Directors of RealNetworks is seeking shareholder approval of amendments to the RealNetworks, Inc. 2005 Stock Incentive Plan (including the amendments that are the subject of this Proposal Two, the “2005 Plan”) to, among other things, increase the number of shares reserved for issuance thereunder. RealNetworks is proposing to authorize the issuance of up to a total of 15,000,000 shares of common stock under the 2005 Plan, including (a) shares of common stock that are currently reserved and available for issuance under the 2005 Plan that remain available for issuance as of the date of the Annual Meeting, (b) 314,957 shares of common stock that are reserved for issuance under the Director Compensation Stock Plan (the “Director Plan”) as of April 25, 2007, and (c) an additional number of shares of common stock to equal a total of 15,000,000 shares of common stock reserved for issuance under the 2005 Plan. In the event shareholders do not approve the proposed amendments, the 2005 Plan will continue to be administered in its current form.

As of April 25, 2007, 2,773,227 shares were reserved and available for issuance under the 2005 Plan. As of the same date, (a) 21,292,031 shares are subject to outstanding options and restricted stock units under the 2005 Plan, (b) 15,376,216 shares are subject to outstanding options under the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated (the “1996 Plan”), (c) 505,603 shares are subject to outstanding options under the RealNetworks 2000 Stock Option Plan, as amended (the “2000 Plan”), and (d) 480,000 shares are subject to outstanding options under the RealNetworks, Inc. 2002 Director Stock Option Plan (the “2002 Plan”). Shares subject to these outstanding options or units that are not actually issued and delivered when an option or unit is forfeited, settled for cash or otherwise terminated, will become available for grant under the 2005 Plan. No additional equity awards have been, or will be, granted under the 1996 Plan, the 2000 Plan and the 2002 Plan following the termination of these plans in June 2005.

The Board of Directors has voted to terminate the Director Plan, subject to and upon shareholder approval of amendments to the 2005 Plan at the Annual Meeting. Pursuant to the Director Plan, non-employee Directors may elect to receive all or a portion of their quarterly compensation for Board service in shares of RealNetworks common stock in lieu of cash. Subject to and upon shareholder approval of the amendments to the 2005 Plan at the Annual Meeting and the termination of the Director Plan, a total of 14,685,043 shares of Common Stock shall be authorized for future grants under the 2005 Plan, plus up to 314,957 shares remaining available for grant under the Director Plan as of the date of this proxy statement, for an aggregate maximum of 15,000,000 shares authorized for grant under the 2005 Plan. If shareholders approve the proposed amendments to the 2005 Plan and the Director Plan is terminated, non-employee Directors will continue to have the option of receiving all or a portion of their quarterly compensation for Board service in shares of RealNetworks common stock pursuant to the terms of the 2005 Plan. If shareholders do not approve the amendments to the 2005 Plan, the Director Plan will remain in effect.

The Board of Directors believes the future success of RealNetworks depends on the ability to attract and retain talented employees, and the ability to grant equity awards is a necessary and powerful recruiting and retention tool for RealNetworks to obtain the quality employees it needs to move its business forward. Shareholders are being asked to approve amendments to the 2005 Plan so that RealNetworks can continue to attract and retain outstanding and highly skilled employees, including key executive officers. If the proposed amendments to the 2005 Plan are not approved by RealNetworks’ shareholders, awards will continue to be made under the 2005 Plan to the extent shares are available, and RealNetworks may not be able to continue its equity incentive program in the future. This could preclude RealNetworks from successfully attracting and retaining highly skilled employees and executive officers.

The 2005 Plan, amended and restated to reflect the amendments proposed in this proxy statement, is attached as Appendix A to this Proxy Statement. The following summary of the 2005 Plan does not contain all of the terms and conditions of the 2005 Plan, and is qualified in its entirety by reference to the 2005 Plan. You should refer to Appendix A for a complete set of terms and conditions of the 2005 Plan.

Summary of the 2005 Stock Incentive Plan, as Amended and Restated

Purpose.  The purpose of the 2005 Plan is to assist RealNetworks in attracting and retaining highly skilled individuals to serve as employees, directors, consultants and/or advisors of RealNetworks who are expected to contribute to RealNetworks’ success and to achieve long-term objectives which will inure to the benefit of all shareholders of RealNetworks through the additional incentives inherent in the awards offered under the 2005 Plan.

Shares Available for Issuance.  Upon shareholder approval of the 2005 Plan, a total of 14,685,043 shares of Common Stock will be available for issuance under the 2005 Plan, plus up to 314,957 shares remaining available for grant under the Director Plan on the effective date of the 2005 Plan, for an aggregate maximum of 15,000,000 shares authorized for grant under the 2005 Plan. Any shares subject to options, stock appreciation rights or tandem stock appreciation rights shall be counted against the shares available for issuance as one (1) share for every share subject thereto. Any shares subject to awards other than options, stock appreciation rights or tandem stock appreciation rights shall be counted against the shares available for issuance as two and two-tenths (2.2) shares for every one (1) share subject thereto. To the extent that a share that was subject to an award that counted as one (1) share against the 2005 Plan reserve is recycled back into the 2005 Plan, the 2005 Plan shall be credited with one (1) share. To the extent that a share that was subject to an award that counted as two and two-tenths (2.2) shares against the 2005 Plan reserve is recycled back into the 2005 Plan, the 2005 Plan shall be credited with two and two-tenths (2.2) shares. If an award expires or becomes unexercisable without having been exercised in full, or, with respect to a performance award, restricted stock award or other stock unit award, is forfeited to or repurchased by RealNetworks, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the 2005 Plan. With respect to stock appreciation rights (“SARs”), when a stock settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the shares available for issuance as one (1) share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. Shares that have actually been issued under the 2005 Plan under any award shall not be returned to the 2005 Plan and shall not become available for future distribution under the 2005 Plan; provided, however, that if shares issued pursuant to a performance award, restricted stock award or other stock unit award are repurchased by RealNetworks at their original purchase price or are forfeited to RealNetworks, such shares shall become available for future grant under the 2005 Plan. Shares used to pay the exercise price of an option shall not become available for future grant or sale under the 2005 Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the 2005 Plan. To the extent a 2005 Plan award is paid out in cash rather than stock, such cash payment shall not reduce the number of shares available for issuance under the 2005 Plan.

Eligibility; Awards to be Granted to Certain Individuals and Groups.  Options, stock appreciation rights, performance awards, restricted stock awards and other stock unit awards may be granted under the 2005 Plan. Options granted under the 2005 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Options, stock appreciation rights, performance awards, restricted stock awards and other stock unit awards may be granted under the Restated 2005 Plan to any employee, non-employee member of the Board of Directors, consultant or advisor who provides services to RealNetworks or of any subsidiary of RealNetworks. Incentive stock options may be granted only to employees of RealNetworks or of any subsidiary of RealNetworks. As of April 25, 2007, approximately 1,645 employees, non-employee directors, consultants and advisors would be eligible to participate in the 2005 Plan. The Compensation Committee, in its discretion, selects the person(s) to whom options, stock appreciation rights, performance awards, restricted stock awards or other stock unit awards may be granted, the time or times at which such options, stock appreciation rights, performance awards, restricted stock awards or other stock unit awards shall be granted, and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The 2005 Plan provides that no person(s) may be granted, in any 12-month period, options or stock appreciation rights to purchase more than 2 million shares of common stock, or performance awards, restricted stock awards and/or other stock unit awards that are denominated in shares with respect to more than 900,000 shares of common stock.

Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”).

Terms and Conditions of Options.  Each option is evidenced by a stock option agreement between RealNetworks and the optionee, and is subject to the following additional terms and conditions:

Exercise Price.  The exercise price of options granted under the 2005 Plan shall be determined by the Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

Exercise of Option; Form of Consideration.  The Committee determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The 2005 Plan permits payment to be made by cash, check, other shares of Common Stock of RealNetworks, any other form of consideration approved by the Committee and permitted by applicable law, or any combination thereof.

Term of Option.  Options granted under the 2005 Plan expire no later than seven (7) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

Stock Appreciation Rights.  The Committee is authorized to grant stock appreciation rights in connection with all or any part of an option granted under the 2005 Plan, either concurrently with the grant of the option or at any time thereafter, and to grant stock appreciation rights independently of options. A stock appreciation right granted in connection with an option is exercisable only when and to the extent that the underlying option is exercisable, and expires no later than the date on which the underlying option expires. Independent stock appreciation rights are exercisable in whole or in part at such times as the Committee specifies in the grant or agreement. However, the term of an independent stock appreciation right may be no more than seven (7) years from the date of grant.

RealNetworks’ obligations arising upon the exercise of a stock appreciation right may be paid in cash, Common Stock or other property, or any combination of the same, as the Committee may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.  Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the 2005 Plan, and shall also be available as a form of payment of performance awards and other earned cash-based incentive compensation. Subject to the annual share limit and vesting limitations set forth above, the Committee has complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the underlying shares.

Performance Awards.  Performance awards are awards that obligate RealNetworks to deliver shares to the participant as specified on each vesting date. Performance awards may be granted at any time and from time to time as shall be determined at the discretion of the Committee. Subject to the annual share limit set forth above, the Committee shall have complete discretion to determine (i) the number of shares of common stock subject to a performance award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.

Other Stock Unit Awards.  Other awards of units having a value equal to an identical number of shares may be granted under the 2005 Plan, and shall also be available as a form of payment of other awards granted under the 2005 Plan and other earned cash-based incentive compensation.

Code Section 162(m) Performance Goals.  The 2005 Plan is designed to permit RealNetworks to issue awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Committee may make performance goals applicable to a participant with respect to an award. At the Committee’s discretion, one or more of the following performance goals may apply: net revenue; revenue growth; pre-tax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; total shareholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any other publicly-traded securities of RealNetworks; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow; cash flow per share; return on invested capital; cash flow return on investment; and improvement in or attainment of expense levels on working capital levels of RealNetworks or any subsidiary, division, business segment or business unit of RealNetworks for or within which the participant is primarily employed. Such performance goals also may be based solely by reference to RealNetworks’ performance or the performance of a subsidiary, division, business segment or business unit of RealNetworks, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of RealNetworks or not within the reasonable control of RealNetworks’ management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.

No Repricing.  The 2005 Plan prohibits option or stock appreciation right repricings (other than to reflect stock splits, spin-offs or other corporate events) unless shareholder approval is obtained.

Nontransferability of Awards.  Unless authorized by the Committee in the agreement evidencing an award granted under the 2005 Plan, an award granted under the 2005 Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative.

Adjustments Upon Changes in Capitalization.  In the event that the stock of RealNetworks changes by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure of RealNetworks effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2005 Plan, the number and class of shares of awards outstanding under the 2005 Plan, the fiscal year limits on the number of awards that any person may receive and the exercise price of any outstanding option or stock appreciation right.

Change in Control.  The Committee may determine at the time an award is granted under the 2005 Plan that, upon a “Change of Control” of RealNetworks (as that term may be defined in the agreement evidencing an award), (a) options and stock appreciation rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable or may be cancelled and terminated without payment therefor if the fair market value of one share of RealNetworks’ Common Stock as of the date of the Change of Control is less than the per share option exercise price or stock appreciation right grant price, (b) restrictions and deferral limitations on restricted stock awards lapse and the restricted stock becomes free of all restrictions and limitations and becomes fully vested, (c) performance awards shall be considered to be earned and payable (either in full or pro rata based on the portion of performance period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such performance awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards shall lapse, and such other stock unit awards or such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the agreement evidencing such award. For purposes of the 2005 Plan, a “Change of Control” shall mean an event described in an agreement evidencing an award or such other event as determined in the sole discretion of the Board. The Committee may determine that, upon the occurrence of a Change of Control of RealNetworks, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of Common Stock subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such Change of Control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Committee, in its discretion, shall determine.

If in the event of a Change of Control the successor company assumes or substitutes for an option, stock appreciation right, share of restricted stock or other stock unit award, then each outstanding option, stock appreciation right, share of restricted stock or other stock unit award shall not be accelerated as described above. An option, stock appreciation right, share of restricted stock or other stock unit award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each share subject to the option, stock appreciation right, restricted stock award or other stock unit award immediately prior to the Change of Control, the consideration received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction; provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an option, stock appreciation right, restricted stock award or other stock unit award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares in the transaction constituting a Change of Control. Notwithstanding the foregoing, on such terms and conditions as may be set forth in the agreement evidencing an award, in the event of a termination of a participant’s employment in such successor company within a specified time period following such Change in Control, each award held by such participant at the time of the Change in Control shall be accelerated as described above.

Termination of Employment.  The Committee shall determine and set forth in each agreement evidencing an award under the 2005 Plan whether any such award will continue to be exercisable, and the terms of such exercise, on and after the date a participant ceases to be employed by or provide services to RealNetworks or any subsidiary whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.

Amendment and Termination of the Restated 2005 Plan.  The Board may amend, alter, suspend or terminate the 2005 Plan, or any part thereof, at any time and for any reason. However, RealNetworks shall obtain shareholder approval for any amendment to the 2005 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any award previously granted under the 2005 Plan without the written consent of the participant. The 2005 Plan shall terminate automatically on the tenth anniversary of its effective date, except with respect to awards then outstanding under the 2005 Plan.

Other Provisions.  The agreement evidencing awards granted under the 2005 Plan may contain other terms, provisions and conditions not inconsistent with the 2005 Plan as may be determined by the Committee.

Federal Income Tax Consequences.  The following discussion summarizes certain federal income tax considerations for U.S. taxpayers receiving options under the 2005 Plan and certain tax effects on RealNetworks, based upon the provisions of the Code, as in effect on the date of this proxy statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-

term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights.  No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of any cash received and the fair market value of any Common Stock or other property received upon the exercise.

Restricted Stock Awards and Performance Awards.  A participant will not have taxable income upon grant of a restricted stock award, performance award or other stock unit award (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares.

Company Tax Deduction.  RealNetworks generally will be entitled to a tax deduction in connection with an award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, RealNetworks can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include shareholder approval of the performance goals under the 2005 Plan, setting individual annual limits on each type of award, and certain other requirements. The 2005 Plan has been designed to permit the Committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting RealNetworks to receive a federal income tax deduction in connection with such awards.

Accounting Treatment.  Beginning on January 1, 2006, RealNetworks began accounting for stock-based compensation in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“FAS 123R”). Under the fair value provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period.

Awards Granted to Certain Individuals and Groups.  The actual number of stock options, restricted stock units or other awards (if any) that an employee may receive under the 2005 Plan is discretionary and therefore cannot be determined in advance. The following table sets forth the total number of shares of RealNetworks common stock subject to stock options and restricted stock units granted under the 2005 Plan to the listed persons and groups since the beginning of fiscal 2006 through April 25, 2007, and the average per share exercise price of the options.

		Average Per	Number of
	Number of	Share Exercise	Restricted Stock
Name and Position	Options Granted	Price of Options	Units Granted
Robert Glaser	500,000	$7.69	—
Chief Executive Officer
Michael Eggers	277,500	$8.56	14,167
Chief Financial Officer
John Giamatteo	—	—	—
President, Technology Products and Solutions and International Operations
Roy Goodman	—	—	—
Former Chief Financial Officer
Robert Kimball	285,000	$8.76	23,333
Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary
Daniel Sheeran	230,000	$9.78	—
Senior Vice President, Corporate Partnerships and Business Development
All current executive officers, as a group	2,442,500	$9.00	55,000
All directors who are not executive officers, as a group	270,000	$9.49	—
All employees who are not executive officers, as a group	14,686,450	$9.77	—

Our executive officers and non-employee directors have a financial interest in this proposal because it would increase the number of shares available for issuance pursuant to stock options, restricted stock units and other awards granted under the 2005 Plan to non-employee directors, executive officers and other employees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF AMENDMENTS TO THE REALNETWORKS, INC. 2005 STOCK INCENTIVE PLAN.

PROPOSAL THREE — APPROVAL OF 2007 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors is asking the shareholders to approve the RealNetworks, Inc. 2007 Employee Stock Purchase Plan (the “2007 ESPP”). The Board has approved the 2007 ESPP, subject to the receipt of approval by RealNetworks’ shareholders.

The 2007 ESPP is intended to replace the RealNetworks, Inc. 1998 Employee Stock Option Plan, as amended and restated (the “1998 ESPP”), which is scheduled to expire on December 31, 2007. The Board has approved the 2007 ESPP because it has determined that the continuation of the employee stock purchase program provides a valuable opportunity for employees to acquire an ownership interest in RealNetworks and provides shareholder value by aligning employee and shareholder interests. Approximately 23% of the eligible employees of RealNetworks participated in the 1998 ESPP in the second half of fiscal year 2006. The Board approved the 2007 ESPP to permit employee participation in the employee stock purchase program to continue at historical levels and to preserve the benefits of the employee stock purchase program.

If approved by the shareholders at the Annual Meeting, the 2007 ESPP will become effective on January 1, 2008. Of the 4,000,000 shares of common stock authorized for issuance under the 1998 ESPP, 1,525,330 shares of common stock remain available for issuance as of the date of this proxy statement. Upon the expiration of the 1998 ESPP on December 31, 2007, all shares of common stock that remain unissued under the 1998 ESPP will no longer be reserved for issuance for the purposes of the 1998 ESPP. Subject to shareholder approval of the 2007 ESPP and upon the expiration of the 1998 ESPP, a total of 1,500,000 shares of common stock will be authorized for issuance under the 2007 ESPP. If approved by the shareholders, the 2007 ESPP will, together with the RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated, be RealNetworks’ only active equity incentive plans.

RealNetworks has not yet filed a registration statement for the shares called for by the 2007 ESPP, but anticipates doing so prior to its effectiveness on January 1, 2008.

A copy of the 2007 ESPP is attached to this Proxy Statement as Appendix B. The following description of the 2007 ESPP is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

Summary of the RealNetworks, Inc. 2007 Employee Stock Purchase Plan

Purpose.  The purpose of the 2007 ESPP is to provide employees of RealNetworks and its designated subsidiaries with an opportunity to purchase RealNetworks common stock through accumulated payroll deductions pursuant to a plan that qualifies for beneficial tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) as an “employee stock purchase plan.” In addition, the 2007 ESPP authorizes the grant of options that would not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans that are designed to achieve desired tax or other objectives in particular locations outside the United States.

Administration.  The 2007 ESPP may be administered by the RealNetworks Board or any committee appointed by the Board to administer the 2007 ESPP (the “plan administrator”). The plan administrator is authorized to administer and interpret the 2007 ESPP, subject in all cases to the limitations of Code Section 423, and such decisions and determinations will be binding on all participants. The plan administrator may amend or terminate the 2007 ESPP at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code and Nasdaq listing requirements, certain material amendments must be approved by RealNetworks’ shareholders. In addition, an amendment will be subject to shareholder approval if the plan administrator deems the amendment to be a material amendment.

Stock Subject to the 2007 ESPP.  Under the 2007 ESPP, eligible employees may purchase shares of common stock through payroll deductions at a discount from market-price without incurring broker commissions. A maximum of 1,500,000 shares of common stock, subject to adjustments for stock splits, will be available for purchase under the 2007 ESPP, assuming RealNetworks receives shareholder approval of the 2007 ESPP. The common stock issued under the 2007 ESPP will be from authorized but unissued or reacquired shares of the Company’s common stock.

Eligibility.  To be eligible to participate in the 2007 ESPP, an employee must be employed by RealNetworks or one of its designated subsidiaries for at least 20 hours per week for at least five months in any calendar year, and may not own 5% or more of the combined voting power or value of of RealNetworks’ capital stock or that of any related corporation. In addition, an employee must be employed by RealNetworks for at least 30 days in order to be eligible to enroll in the 2007 ESPP. Non-employee directors are not eligible to participate in the 2007 ESPP. As of April 25, 2007, approximately 1,632 employees were eligible to participate in the 2007 ESPP. Under the 2007 ESPP, no employee may purchase more than $25,000 worth of common stock (based on the fair market value of the common stock on the first day of the offering period) during any calendar year.

Offering Periods and Purchase Periods.  The 2007 ESPP is generally divided into 6-month offering periods with a new offering period beginning each January 1 and July 1 and ending on the next June 30 and December 31, respectively. Each offering period has one six-month purchase period beginning on January 1 and July 1 and ending on June 30 and December 31, respectively. The plan administrator can establish a different period for any future offering period. During the offering periods, participating employees accumulate funds in an account used to buy common stock through payroll deductions. Payroll deductions accrue at a rate of not less than 1% and not more than 10% of an employee’s cash salary, wages, bonuses, commissions and any other amounts paid to or on behalf of a participant as described in the 2007 ESPP during each payroll period in a purchase period, provided, however, that no participant may apply payroll deductions in excess of $10,000 toward the purchase of common stock under the 2007 ESPP during any calendar year. At the end of each six-month purchase period, the purchase price is determined and the participating employee’s accumulated funds are used to purchase the appropriate whole number of shares of common stock. The purchase price per share of common stock is equal to 85% of the fair market value of RealNetworks common stock on the last trading day of the purchase period. “Fair market value” is defined in the 2007 ESPP as the closing sales price for that day as reported on the Nasdaq Global Market. On April 25, 2007, the closing price of RealNetworks the Company’s common stock, as reported on the Nasdaq National Market, was $7.72 per share.

Effect of Termination.  Employees who terminate their employment with the Company for any reason prior to the last trading day of a purchase period will not be allowed to acquire shares under the 2007 ESPP for that purchase period. Upon termination of employment, RealNetworks will pay the balance in the employee’s account to the employee or to his or her estate without interest.

Transferability.  Neither payroll deductions credited to an employee’s account under the 2007 ESPP nor any rights with regard to the purchase of shares under the 2007 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution.

Dissolution or Liquidation.  In the event of a liquidation or dissolution of RealNetworks, any offering period then in progress will be shortened and a new purchase date will be set to occur on a date before the date of such proposed liquidation or dissolution.

Change of Control.  In the event of a merger, change of control or sale of all or substantially all of the Company’s assets, each option to purchase shares during an ongoing offering period will be assumed or substituted for by the successor corporation. In the event the successor corporation does not assume or substitute for the option, the offering period with respect to which such option relates will be shortened and a new purchase date will be set to occur on a date before the date of such proposed merger, change of control or sale of assets.

Amendment, Suspension and Termination of the ESPP.  The plan administrator has the power to amend, suspend or terminate the 2007 ESPP, except that the plan administrator may not amend the 2007 ESPP without shareholder approval if such approval is required under Code Section 423. Unless sooner terminated, the 2007 ESPP will terminate on December 31, 2027.

Federal Income Tax Consequences.  RealNetworks intends that the 2007 ESPP qualify as an “employee stock purchase plan” under Code Section 423. The following discussion is only a brief summary of the material federal income tax consequences to RealNetworks and the participating employees in the United States in connection with the 2007 ESPP. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on the Code as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of applicable state, local or foreign tax laws.

Under the Code, RealNetworks is deemed to grant employee participants in the 2007 ESPP an “option” on the first day of each offering period to purchase as many shares of RealNetworks common stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each six-month offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the purchase price.

The amounts deducted from a participating employee’s pay pursuant to the 2007 ESPP will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the offering period, when the “option” is granted or at the time the employee purchases shares of common stock pursuant to the 2007 ESPP.

The required holding period for favorable federal income tax treatment upon disposition of common stock acquired under the 2007 ESPP is the later of (1) two years after the deemed “option” is granted (the first day of an offering period), and (2) one year after the deemed “option” is exercised and the common stock is purchased (the last day of an offering period). When the common stock is disposed of after this period, or after the employee’s death if the employee dies while holding the common stock (a “qualifying disposition”), the employee (or in the case of death the employee’s estate) realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the common stock at the time the deemed “option” was granted exceeded the “option price,” and (b) the amount by which the fair market value of the common stock at the time of the disposition exceeded the “option price.” The “option price” is equal to 85% of the fair market value of the common stock on the last day of the offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of an offering period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an employee sells or disposes of the common stock (including by way of most gifts) before the expiration of the required holding period (a “disqualifying disposition”), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the common stock and the fair market value of the common stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the common stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the common stock at the date of exercise, then the employee will have a capital loss equal to such difference. Even though an employee must treat part of his or her gain on a qualifying disposition of the common stock as ordinary income, RealNetworks may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee must report as ordinary income qualifies as a business deduction for RealNetworks for the year of such disposition.

Number of Shares Purchased by Certain Individuals and Groups.  The actual number of shares that may be purchased by any individual under the 2007 ESPP is not determinable in advance since the number is determined, in part, on the contributed amount and the purchase price. The following table sets forth (1) the aggregate number of shares of RealNetworks common stock that were purchased under the 1998 ESPP by the listed persons and groups during fiscal 2006, and (2) the average per share purchase price paid for such shares.

	Number of	Average Per
	Shares	Share
Name and Position	Purchased	Purchase Price

Robert Glaser	—	—
Chief Executive Officer
Michael Eggers	—	—
Chief Financial Officer
John Giamatteo	—	—
President, Technology Products and Solutions and International Operations
Roy Goodman	—	—
Former Chief Financial Officer
Robert Kimball	—	—
Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary
Daniel Sheeran	1,099	$9.095
Senior Vice President, Corporate Partnerships and Business Development
All current executive officers, as a group	1,099	$9.095
All directors who are not executive officers, as a group(1)	—	—
All employees who are not executive officers, as a group	192,857	$9.16

(1)	Non-employee directors are not eligible to participate in the 2007 ESPP.

Our executive officers have a financial interest in this proposal because they would be eligible to participate in the 2007 Plan if it is approved by our shareholders, thereby enabling them to purchase shares of RealNetworks common stock through payroll deductions at a discount from market-price without incurring broker commissions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REALNETWORKS, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of KPMG LLP as the independent registered public accounting firm for RealNetworks’ fiscal year ending December 31, 2007, and the Board of Directors recommends that shareholders vote for the ratification of such appointment. Although ratification by our shareholders is not required by law, RealNetworks has determined that it is desirable to request shareholder approval of this appointment. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such change would be in the best interests of RealNetworks and its shareholders. If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection.

KPMG LLP has audited the accounts of RealNetworks since 1994. KPMG LLP performed audit services in connection with the examination of the consolidated financial statements of RealNetworks for its fiscal year ended December 31, 2006. In addition, KPMG LLP has rendered other services, including the review of financial statements and related information in various registration statements and filings with the SEC.

Fees Billed By KPMG LLP During 2005 and 2006

The following table presents fees for professional audit services rendered by KPMG LLP, an independent registered public accounting firm, for the audit of the Company’s annual financial statements for 2005 and 2006, and fees billed for other services rendered by KPMG LLP.

	2005	2006

Audit Fees(1)	$1,085,616	$1,637,429
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total fees	$1,085,616	$1,637,429

(1)	Fees in connection with the audit of RealNetworks’ annual financial statements for the fiscal years ended December 31, 2005 and 2006, reviews of the financial statements included in RealNetworks’ quarterly reports on Form 10-Q during the 2005 and 2006 fiscal years, Sarbanes-Oxley Section 404 attestation services and statutory audits for subsidiaries of RealNetworks.

Pre-Approval Policies and Procedures

The Audit Committee approves in advance all audit and non-audit services to be performed by RealNetworks’ independent auditors. As part of its pre-approval procedures, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval procedures, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by KPMG LLP for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration. In 2005 and 2006, the Audit Committee approved all fees of KPMG LLP identified in the above table in accordance with SEC requirements.

Annual Independence Discussions

The Audit Committee has determined that the provision by KPMG LLP of non-audit services to RealNetworks is compatible with KPMG LLP maintaining its independence.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

Report of the Audit Committee of the Board of Directors

The following is the report of the Audit Committee with respect to RealNetworks’ audited financial statements, which include the consolidated balance sheets of RealNetworks as of December 31, 2005 and 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2006, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed RealNetworks’ audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with KPMG LLP, RealNetworks’ independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 which includes, among other items, matters related to the conduct of the audit of RealNetworks’ financial statements.

The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from RealNetworks and its related entities) and has discussed with KPMG LLP its independence from RealNetworks.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to RealNetworks’ Board of Directors that RealNetworks’ audited consolidated financial statements be included in RealNetworks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Audit Committee of the Board of Directors

Eric A. Benhamou, Chairman
Jeremy Jaech
Jonathan D. Klein
Kalpana Raina

OTHER BUSINESS

The Board of Directors does not intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect to those proxies in accordance with the judgment of the persons voting such proxies.

The information contained above under the captions “Compensation Committee Report” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that RealNetworks specifically incorporates it by reference into such filing.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Robert Kimball
Senior Vice President, Legal and Business Affairs,
General Counsel and Corporate Secretary

May 18, 2007
Seattle, Washington

A COPY OF REALNETWORKS’ ANNUAL REPORT ON FORM 10-K FOR THE 2006 FISCAL
YEAR, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS
AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO:

INVESTOR RELATIONS DEPARTMENT
REALNETWORKS, INC.
P.O. BOX 91123
SEATTLE, WASHINGTON 98111-9223

APPENDIX A

RealNetworks, Inc.

2005 Stock Incentive Plan
(Amended and Restated Effective as of          , 2007)

1.	PURPOSE OF THE PLAN

Purpose.  The purpose of the RealNetworks, Inc 2005 Stock Incentive Plan (the “Plan”), as amended and restated, is to assist RealNetworks, Inc., a Washington corporation (the “Company”), and its subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.  “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Share-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.  “Award Agreement” shall mean any written agreement, contract or other instrument or document, including through an electronic medium, evidencing any Award granted by the Committee hereunder.

2.3.  “Board” shall mean the board of directors of the Company.

2.4.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.  “Committee” shall mean the Compensation Committee of the Board, consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ Stock Market.

2.6.  “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code.

2.7.  “Director” shall mean a non-employee member of the Board.

2.8.  “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.9.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.10.  “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there was no reported price on such date, on the last preceding date on which the price was reported); if the Company is not then listed on the NASDAQ Stock Market but is listed on the New York Stock Exchange, the Fair Market Value of the Shares shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there was no reported price on such date, on the last preceding date on which the price was reported); or, if the Company is not then listed on the NASDAQ Stock Market or the New York Stock Exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.11.  “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.12.  “Limitations” shall have the meaning set forth in Section 10.5.

2.13.  “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14.  “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.15.  “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.16.  “Payee” shall have the meaning set forth in Section 13.1.

2.17.  “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.18.  “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.19.  “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.20.  “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.21.  “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.22.  “Prior Plans” shall mean, collectively, the Company’s 1996 Stock Option Plan, the Company’s 2000 Stock Option Plan, the Company’s 2002 Director Stock Option Plan and the Company’s Director Compensation Stock Plan.

2.23.  “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.24.  “Restriction Period” shall have the meaning set forth in Section 7.1.

2.25.  “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.27. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.28. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.29. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.30. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

3.	SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.  (a) Subject to adjustment as provided in Section 12.2, a total of 14,685,043 Shares shall be authorized for grant under the Plan, plus up to 314,957 Shares remaining available for grant under the Company’s Director Compensation Stock Plan on the effective date of the amendment and restatement of the Plan, up to an aggregate maximum of 15,000,000 Shares authorized for grant under the Plan. Any Shares that are subject to Awards of Options, Stock Appreciation Rights or Tandem Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options, Stock Appreciation Rights or Tandem Stock Appreciation Rights shall be counted against this limit as two and two-tenths (2.2) Shares for every one (1) Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plans are forfeited or expire, or any Award or award under the Prior Plans is settled for cash, the Shares subject to such Award or to such award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c) Substitute Awards may be issued under the Plan and such Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Article shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and as two and two-tenths (2.2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

3.2.  Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1.  Eligibility.  Any Employee or Director shall be eligible to be selected as a Participant.

4.2.  Administration.  (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1;

(vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market, the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5.	OPTIONS

5.1.  Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.  Award Agreements.  All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.  Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market.

5.4.  Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability.

5.5.  Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6.  Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7.  Incentive Stock Options.  The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares with respect to which “incentive stock options” may be granted under the Plan shall be 3,000,000 Shares. In addition and notwithstanding anything in this Section 5 to the contrary, if an incentive stock option is granted to a Participant who at the time such grant owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent corporation or of any Subsidiary (i) the option price per Share under the incentive stock option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the incentive stock option and (ii) such incentive stock option shall expire and no longer be exercisable no later than 5 years from the date of grant.

6.	STOCK APPRECIATION RIGHTS

6.1.  Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.  Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such other amount less than Fair Market Value) as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option (subject to the requirements of Section 409A of the Code with respect to a Tandem Stock Appreciation Right granted subsequent to the related Option), as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies.

(e) Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant, and (ii) a term not greater than seven years.

(h) Without the approval of the Company’s shareholders, other than pursuant to Section 11 or Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market.

(i) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.	RESTRICTED STOCK AWARDS

7.1.  Grants.  Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock.

7.2.  Award Agreements.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant. The Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

7.3.  Rights of Holders of Restricted Stock.  Unless otherwise provided in an Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash)

distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1.  Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (collectively “Other Share-Based Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation (including Directors’ fees).

8.2.  Award Agreements.  The terms of Other Share-Based Award granted under the Plan shall be set forth in a written Award Agreement, or in a sub-plan forming part of the Plan, which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3.  Payment.  Except as provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1.  Grants.  Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.  Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.  Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.  Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1.  Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.  Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Performance Award or an Other Share-Based Award is subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net revenue; revenue growth; pre-tax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; total shareholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes, earnings before interest and taxes earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow, cash flow per share; return on invested capital; cash flow return on investment; and improvement in or attainment of expense levels on working capital levels of the Company or any Subsidiary, division, business segment or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.  Adjustments.  Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4.  Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.  Limitations on Grants to Individual Participant.  Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 2,000,000 Shares or (ii) Restricted Stock, Performance Awards and/or Other Share-Based Awards that are denominated in Shares in any 12-month period with respect to more than 900,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.	CHANGE OF CONTROL PROVISIONS

11.1.  Impact of Change of Control.  The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change of Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) that Options and Stock Appreciation Rights outstanding as of the date of the Change of Control may be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, (c) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock becomes free of all restrictions and limitations and becomes fully vested, (d) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (e) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (f) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. For purposes of the Plan, a “Change of Control” shall mean an event described in an Award Agreement evidencing the Award or such other event as determined in the sole discretion of the Board. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.2.  Assumption Upon Change of Control.  Notwithstanding the foregoing, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Share-Based Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Share-Based Award shall not be accelerated as described in Sections 11.1(a), (c) and (e). For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Share-Based Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Share-Based Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1(a), (c) and (e).

12.	GENERALLY APPLICABLE PROVISIONS

12.1.  Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Stock Market provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Freestanding Stock Appreciation Right specified by Section 6.2(g), or (f) amend any provision of Section 10.4. The Board may not, without the approval of the Company’s shareholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2.  Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.  Transferability of Awards.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

12.4.  Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

13.	MISCELLANEOUS

13.1.  Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2.  Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3.  Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award Agreement.

13.4.  Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.  Cancellation of Award.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, engages in activity that violates any agreement between the Company or any Subsidiary and Participant, including any agreement not to compete with the Company, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6.  Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.  Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.  Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.  Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10.  Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.  Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.  Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Washington, without reference to principles of conflict of laws, and construed accordingly.

13.13.  Effective Date; Termination.  The amendment and restatement of the Plan shall be effective on the date of the approval of the Plan’s amendment and restatement by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The amendment and restatement of the Plan shall be null and void and of no effect if the foregoing condition is not fulfilled. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.  Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15.  Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16.  Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein

13.17.  Conditions to Issuance of Shares.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be necessary or appropriate. Shares (or if applicable, cash or other property) shall not be issued pursuant to an Award unless, as determined by the Company, the issuance and delivery of the Shares (or if applicable, cash or other property) complies with all such laws, rules, regulations and approvals.

Appendix B

RealNetworks, Inc.

2007 Employee Stock Purchase Plan

1.  Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the grant of options that would not qualify under Section 423 of the Code pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve desired tax or other objectives in particular locations outside the United States.

2.  Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where participants in the Plan are located.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(f) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means RealNetworks, Inc., a Washington corporation.

(i) “Compensation” means all cash salary, wages, bonuses, commissions and other amounts paid to or on behalf of a Participant for services performed or on account of holidays, vacation, sick leave or other similar events, including any amounts by which such amounts are reduced, at the election of a Participant, pursuant to a cafeteria plan described in Section 125 of the Code, a dependent care assistance program described in Section 129 of the Code, a cash or deferred arrangement described in Section 401(k) of the Code, or any similar plan, program or arrangement, but excluding the value of any noncash benefits under any employee benefit plans and any special amounts paid to the Participant that are specifically excluded by the Administrator. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation prior to an Offering Period for all options to be granted on the Offering Date for such Offering Period.

(j) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Director” means a member of the Board.

(l) “Eligible Employee” means any individual who is a common law employee of the Company or any of its current majority-owned subsidiaries (and each other corporation designated by the Administrator that hereafter becomes a majority-owned subsidiary of the Company), except the following: (a) employees who have been employed for less than 30 days; (b) employees whose customary employment is 20 hours or less per week; and (c) employees whose customary employment is for not more than five months in any calendar year, unless for participants outside the United States, such limitations in eligibility are not permitted under Applicable Laws outside the United States. The Administrator, in its discretion, from time to time may, prior to an Offering Period for all options to be granted on the Offering Date for such Offering Period, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed the required length of service with the Company, if any, as such length may be determined by the Administrator in its discretion (such length of required service not to exceed two (2) years), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code. Except as otherwise expressly provided in the Plan and permitted by Section 423 of the Code, all Eligible Employees shall have the same rights and obligations under the Plan. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves.

(m) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o) “Exercise Date” means the first Trading Day on or before June 30 and December 31 of each year. The first Exercise Date under the Plan will be June 30, 2008. The Exercise Dates may be changed pursuant to Sections 4 and 19.

(p) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(q) “Fiscal Year” means the fiscal year of the Company.

(r) “New Exercise Date” means a new Exercise Date set by shortening any Offering Period then in progress.

(s) “Offering Date” means the first Trading Day of each Offering Period.

(t) “Offering Periods” means the periods of approximately six months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after January 1 of each year and terminating on the first Trading Day on or before June 30, approximately six months later, and (ii) commencing on the first Trading Day on or after July 1 of each year and terminating on the first Trading Day on or before December 31, approximately six months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after January 1, 2008 and end on the first Trading Day on or before June 30, 2008; and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after July 1, 2008. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 19.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Plan” means this RealNetworks, Inc. 2007 Employee Stock Purchase Plan.

(w) “Purchase Period” means the period during an Offering Period during which shares of Common Stock may be purchased on a participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

(x) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 19.

(y) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(z) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3.  Eligibility.

(a) Offering Periods.  Any Eligible Employee on a given Offering Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b) Limitations.  Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  Offering Periods.  The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.  Participation.  An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock plan administration office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6.  Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) (or such greater or lesser percentage that the Administrator may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on any Offering Date) of the Compensation which he or she receives on each pay day during the Offering Period, provided, however, that unless and until the Administrator determines otherwise, no Participant may apply payroll deductions in excess of $10,000 toward the purchase of Common Stock under the Plan during any calendar year. The Administrator may set such minimum level of payroll deductions as the Administrator determines to be appropriate. Any minimum level of deductions set by the Administrator shall apply equally to all Eligible Employees. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) A Participant in the Plan on the last day of an Offering Period shall automatically continue to participate in the Plan during the next Offering Period unless he or she withdraws in the manner described in Section 10.

(c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account. A Participant’s accumulated payroll deductions shall remain the property of the Participant until applied toward the purchase of shares of Common Stock under the Plan, but may be commingled with the general funds of the Company. No interest will be paid on payroll deductions accumulated under the Plan.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, and may not increase or decrease the rate of his or her payroll deductions during an Offering Period (it being understood that a participant may increase or decrease his or her payroll deductions for future Offering Periods prior to the commencement of any such Offering Period). Any change of a participant’s contribution rate for future Offering Periods may be accomplished by (i) properly completing and submitting to the Company’s stock plan administration office (or its designee), on or before a date prescribed by the Administrator a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout future Offering Periods (unless terminated as provided in Section 10).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

7.  Grant of Option.  On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.  Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.

9.  Delivery.  As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No participant will have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10.  Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.  Termination of Employment.  Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.

12.  Interest.  No interest will accrue on the payroll deductions of a participant in the Plan, unless required by non-United States Applicable Laws for participants outside the United States.

13.  Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be One Million Five Hundred Thousand (1,500,000) shares.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a shareholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, or in the name of a bank or broker nominee designated to hold such shares for the benefit of the participant in an account established in the participant’s name.

14.  Administration.  The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, including, without limitation, as further provided in Section 24. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15.  Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.  Use of Funds.  The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

17.  Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth information including the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

18.  Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control.  In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.  Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be accomplished by the Administrator setting a New Exercise Date in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b) Without shareholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v) establishing a maximum number of Shares that a participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require shareholder approval or the consent of any Plan participants.

20.  Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  Conditions Upon Issuance of Shares.  Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.  Term of Plan.  The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 19.

23.  Shareholder Approval.  The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24.  Rules for Non-United States Jurisdictions.

(a) Special Rules or Procedures.  Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan in forms other than payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.

(b) Non-423 Plan Rules, Procedures or Sub-Plans.  The Administrator may also adopt rules, procedures or sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. Such rules, procedures and sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 13(a) and 20, but unless otherwise superseded by such rules, procedures and sub-plans, the provisions of this Plan shall govern the operation of such arrangements. To the extent inconsistent with the requirements of Section 423 of the Code, the options affected by such rules, procedures and sub-plans shall not be considered to comply with Section 423 of the Code.

PROXY PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS RealNetworks, Inc. 2601 Elliott Avenue, Suite 1000, Seattle, Washington 98121 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of RealNetworks, Inc., a Washington corporation (the “Company”), hereby appoints Robert Glaser and Robert Kimball, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of common stock of the Company which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 25, 2007, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given. (Continued and to be marked, signed and dated on reverse side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your RealNetworks shareholder account online via Investor ServiceDirect® (ISD). Mellon Investor Services LLC, Transfer Agent for RealNetworks, Inc., now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Establish/change your PIN Visit us on the web at http://www.melloninvestor.com/isd For Technical Assistance call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time. Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Mark Here THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. for Address Change or Comments PLEASE SEE REVERSE SIDE WITHHELD FOR FOR ALL FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: 2. Proposal to approve amendments to the THIS PROXY WHEN PROPERLY EXECUTED WILL RealNetworks, Inc. 2005 Stock Incentive Plan. BE VOTED IN THE MANNER DIRECTED HEREIN Class 1 Director Nominees: BY THE UNDERSIGNED SHAREHOLDER AND 01 Eric Benhamou 3. Proposal to approve the RealNetworks, Inc. IN ACCORDANCE WITH THE DISCRETION OF 02 Edward Bleier 2007 Employee Stock Purchase Plan. THE PROXIES AS TO ANY OTHER MATTERS 03 Kalpana Raina THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE 4. Ratification of KPMG LLP as independent INSTRUCTION: To withhold authority to vote for any nominee, write VOTED FOR PROPOSAL 1 AND PROPOSAL 4, registered public accounting firm. that nominee’s name in the space below. OR AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY 5. In their discretion the proxies are authorized to COME BEFORE THE MEETING, INCLUDING, vote upon such other business as may properly AMONG OTHER THINGS, CONSIDERATION OF come before the meeting. ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature(s) x Dated: , 2007 Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. When shares are held by joint tenants, both should sign. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership FOLD AND DETACH HERE Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Internet and telephone voting are available through 11:59 PM Eastern Time the business day prior to the annual meeting day. RealNetworks, Inc. encourages you to vote via the Internet or by telephone. Each is a cost effective method of voting and saves your Company money. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned on the proxy card. INTERNET TELEPHONE Mail http://www.proxyvoting.com/rnwk 1-866-540-5760 Use the Internet to vote your proxy. OR Use any touch-tone telephone to OR Mark, sign and date Have your proxy card in hand vote your proxy. Have your proxy your proxy card and when you access the web site, or card in hand when you call. return it in the enclosed vote your proxy through ISD at: postage-paid envelope. http://www.melloninvestor.com/isd If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. You can view the Annual Report and Proxy Statement on the Internet at: http://www.realnetworks.com/company/investor/ annual_reports.html